UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMPUTER TASK GROUP, INCORPORATED

(Name of Registrant as Specified in its Charter)

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COMPUTER TASK GROUP, INCORPORATED

300 Corporate Parkway, Suite 214N

Amherst, New York 14226

August 19, 2021

Dear Fellow Shareholders:

It is often said that people and companies use only a fraction of the capabilities that technology makes possible. We at CTG help close that gap. We do so by developing and providing digital IT solutions and managed services to companies around the world. We expect the need for our services to continue to increase as technology becomes more complex and its potential becomes more differentiating for companies. In addition, the COVID-19 pandemic heightened demand for our digital solutions services as work needs and patterns shifted rapidly in 2020 and beyond. As our results for 2020 demonstrate, we rose to the occasion.

We believe the demand for digital transformation services is intensifying; our European results, which recently comprise 49% of our revenues, significantly improved despite continuing lockdowns, while at the same time we made good progress growing our Solutions offerings in North America, which leads us to expect our Solutions revenue will be 50% of our revenue by 2023. These outcomes, built on a foundation of no debt, free cash flow generation and increased profitability, encourage me to ask that you vote “for” the proposals described in the pages that follow.

In addition to asking for your voting support, I invite you to participate in our virtual-only 2021 Annual Meeting of Shareholders that will take place September 16, 2021 at 1:00 p.m. Eastern Time. You can vote and ask questions during the meeting. Instructions for doing both are contained in the accompanying Proxy Statement. Your vote is important; I urge you to cast your ballot either electronically or by mail as soon as possible.

On behalf of the Board of Directors, I would like to thank all of you, and especially those long-term shareholders for your investment in CTG and your continued support for our company, as we work diligently to improve revenue and profitability, creating greater value for you while earning your trust each day.

Daniel J. Sullivan

Chair of the Board

COMPUTER TASK GROUP, INCORPORATED

300 Corporate Parkway, Suite 214N

Amherst, New York 14226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 16, 2021

Computer Task Group, Incorporated (the “Company” or “CTG”) will hold its Annual Meeting of Shareholders on Thursday, September 16, 2021, at 1:00 p.m. Eastern Time. This year’s Annual Meeting will be exclusively virtual and will be conducted via live webcast. You will be able to participate in the Annual Meeting, vote your shares, and submit your questions electronically during the meeting by visiting meetings.computershare.com/MTDVHS2 at the meeting date and time.

The requirement under New York corporate law to hold an in-person meeting of shareholders has been suspended by an act of the New York State Legislature and an executive order by the Governor of the State of New York. In the unlikely event such suspension is not continued through the date of the Annual Meeting of Shareholders, we may provide a venue for an in-person annual meeting, in addition to virtual participation. In that case, we would notify our shareholders in advance on our website and by issuing a press release and filing it as additional proxy materials with the Securities and Exchange Commission.

The Annual Meeting of Shareholders is being held for the following purposes:

1. To elect three members to the Board of Directors, whose terms are described in the proxy statement.

2. To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.

3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

4. To approve and ratify an Amendment and Restatement of the Company’s First Employee Stock Purchase Plan.

5. To consider and act upon any other matters that may be properly brought before the meeting or any adjournment thereof.

We have selected 5:30 pm, Eastern Time, on August 6, 2021, as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment thereof.

To participate in the Annual Meeting of Shareholders, you will need to visit the virtual meeting website at meetings.computershare.com/MTDVHS2. Participants may choose to join the virtual meeting as a “shareholder” or as a “guest.” To enter the virtual meeting as a shareholder, participants will be required to enter a valid control number which is set forth in the proxy materials you received. A control number will not be required to join the virtual meeting as a guest; please note, however, that guests will not have the option to vote or submit questions during the meeting.

We encourage you to log in at least in 15 minutes prior to the start time of the Annual Meeting of Shareholders to complete the log in process and familiarize yourself with the meeting site. If you experience technical difficulties during the check-in process or during the Annual Meeting, please call 1-888-724-2416 in the U.S. or 1-781-575-2748 if calling internationally.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record” of those shares, and you may use the 15-digit control number found on the proxy card that was mailed to you to enter the virtual meeting. Authenticated shareholders of record with a 15-digit control number may ask questions by clicking on the Q&A icon at the top right of the screen and following the instructions provided. To vote during the meeting, shareholders should click on the “Vote” icon at the top right of the screen.

If you are a Beneficial Holder and want to attend the Annual Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

1)	Register in Advance of the Annual Meeting

Submit proof of your proxy power from your broker or bank reflecting your holdings along with your name and email address to Computershare.

Requests for registration as set forth above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 14, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail:	Computershare
COMPANY Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

2)	Register at the Annual Meeting

For the 2021 proxy season, a Beneficial Holder is able to register online at the Annual Meeting to attend, ask questions and vote using the control number received with the proxy materials. The vast majority of Beneficial Holders are able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to Beneficial Holders only, and there is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders shall in no way impact the validity of the Annual Meeting. Beneficial Holders may choose the “Register in Advance of the Annual Meeting” option above, if they prefer to use this traditional, paper-based option.

In any event, please go to meetings.computershare.com/MTDVHS2 for more information on the available options and registration instructions. The online meeting will begin promptly at 1:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this proxy statement.

Buffalo, New York

August 19, 2021

By Order of the Board of Directors,

Peter P. Radetich

Senior Vice President, Secretary

           and General Counsel

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON

THURSDAY, SEPTEMBER 16, 2021

THE PROXY STATEMENT, FORM OF PROXY,

NOTICE OF MEETING AND ANNUAL REPORT

TO THE SHAREHOLDERS ARE AVAILABLE FREE

OF CHARGE AT WWW.CTG.COM

COMPUTER TASK GROUP, INCORPORATED

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Computer Task Group, Incorporated (the “Company” or “CTG”) for use at its Annual Meeting of Shareholders to be held virtually on Thursday, September 16, 2021, 1:00 p.m., Eastern Time, and at any adjournment or postponement thereof (the “Annual Meeting”) and this proxy statement and the accompanying form of proxy are being first made available on or about August 19, 2021. The mailing address of the Company’s executive office is 300 Corporate Parkway, Suite 214N, Amherst, New York 14226.

PROPOSAL 1—ELECTION OF DIRECTORS

WHO WE ARE

The Company has a small, nimble, steadily refreshed, and accomplished Board that is diverse by age, race/ethnicity, gender, skills, and experience. Since the last Annual Meeting, our Board has been actively overseeing changes in board composition, which has increased the diversity of gender, skills and experience, and changed board compensation as a reflection of feedback from shareholders and the Company’s current digital IT Solutions strategy, all of which have led to improved financial results despite the decrease in demand the global COVID-19 pandemic created for our IT staffing business.

Our Current Director Nominees:

Class II Director Whose Term Expires at the 2021 Annual Meeting

Kathryn A. Stein Chief Strategy Officer and Global Business Leader of Enterprise Services, Genpact Limited Age: 44 Independent Director since 2021

Experience

•   Chief Strategy Officer and Global Business Leader of Enterprise Services, Genpact Limited, a Business and IT services provider (2016 – present)

•   Partner, Market Business Leader – Retirement for the East Market, Mercer (2015 – 2016) Partner, Global Chief Operating Officer, Retirement, Health and Benefits (2014 – 2015) Partner, Director of North America Region Strategy and Operation (2012 – 2014); Principal, Global Strategy and Corporate Development (2010 – 2012)

•   Project Leader, Boston Consulting Group (2003 – 2005)

•   Assistant Director, Strategic Planning, Center for Strategic and International Studies (2003 – 2005)

•   Consultant, MarketBridge Consulting (1999 – 2003)

Education

•   MBA, Columbia Business School

•   BA, University of North Carolina at Chapel Hill

Qualifications

With regard to Ms. Stein, the Nominating and Corporate Governance Committee and the Board particularly noted her extensive experience in IT digital transformation services and mergers and acquisitions.

Class III Directors Whose Terms Expire at the 2021 Annual Meeting

Daniel J. Sullivan

Mr. Daniel J. Sullivan currently serves as Chair of the Board and as a Class III Director whose term expires at the 2021 Annual Meeting; however, Mr. Sullivan will be retiring from the Board as of the Annual Meeting in accordance with the Company’s Board retirement age guidelines and will not stand for re-election. At the time of Mr. Sullivan’s retirement, the number of directors shall be fixed at six members and the number of Class III Directors shall be fixed to two.

Filip J.L. Gydé President & Chief Executive Officer, Computer Task Group Age: 61 Director since 2019

Experience

•   Chief Executive Officer, Computer Task Group, Incorporated (2019 – present); Executive Vice President, General Manager and President for CTG’s European operations (2018 – 2019); Senior Vice President and General Manager of CTG’s European operations (2000 – 2014, 2015 – 2018), Interim Executive Vice President of operations, assisting the Interim CEO in overseeing CTG’s worldwide operations (2014 – 2015); Managing Director for Luxembourg (1999 – 2000); Managing Director for Belgium (1996 – 2014), joined 1987

Education

•   MBA, University of Antwerp

•   MS, Ghent University

Qualifications

With regard to Mr. Gydé, the Nominating and Corporate Governance Committee and the Board believe that it is important that they have immediate access to his direct involvement in the management of the Company as the Chief Executive Officer, as he brings more than 30 years of experience in the IT services industry to his positions.

Raj Rajgopal President, RR Advisory Services Age: 61 Independent Director since 2020

Experience

•   President, RR Advisory Services, LLC, an advisory firm that offers due diligence and consulting services to venture capital, private equity, and large enterprises (2019 – present)

•   Board observer, Wevo Conversion, a provider of artificial intelligence and machine learning based digital marketing platform (present)

•   Independent Director of Vuzix Corporation (2021 – present), a provider of augmented reality/virtual reality smart glasses to enable enterprise digital transformation

•   President, Virtusa Corporation (2013 – 2019); successfully led Virtusa’s transformation from an engineering services firm to a leading digital consulting, digital solutions and IT services organization; Independent consultant to Virtusa Corporation (2003 – 2005), helped set the company’s long-term growth strategy

•   Global leadership roles in both the U.S. and the U.K., Capgemini, a global leader in consulting, technology services and digital transformation (1991 – 2003)

•   Director of Advanced Technologies, BGS Systems, Inc. (1985 – 1989)

Education

•   MBA, Massachusetts Institute of Technology

•   MS, Virginia Tech

•   BTech, Indian Institute of Technology, Madras

Qualifications

With regard to Mr. Rajgopal, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience in IT digital transformation services and global business background.

Class I Directors Whose Terms Expire at the 2022 Annual Meeting

David H. Klein President, Klein Solutions Group Age: 72 Independent Director since 2012

Experience

•   President of Klein Solutions Group, LLC, which provides advice on policy, strategy, operations and finance to healthcare delivery and payer organizations (2012 – present)

•   Special advisor to the CEO, University of Rochester (UR) Medical Center (2012 – present)

•   Professor of Public Health Sciences, UR School of Medicine and Dentistry and Executive Professor of Healthcare Management, UR Simon Business School (2012 – present)

•   Chief Executive Officer, The Lifetime Healthcare Companies, comprised of Excellus BlueCross BlueShield (BCBS), Univera Healthcare, Lifetime Health Medical Group, Lifetime Care (home care agency), EBS-RMSCO Benefit Solutions (benefits consulting firm and third party administration) and MedAmerica (long-term care insurance company) (2003 – 2012)

•   Director of the national Blue Cross Blue Shield Association (BCBSA) and America’s Health Insurance Plans (2003 – 2012)

•   Executive with the national BlueCross BlueShield Association and Health Care Service Corporation (1984 – 1986)

Education

•   MBA, University of Chicago – 1972

•   BS, Rensselaer Polytechnic Institute – 1970

Other Boards

•   CA Healthcare Acquisition Corporation (2020 – present)

•   Privately held companies: Landmark Health (2014-2021), Cogito (2016 – present), NextHealth Technologies (2017 – present), Excel Venture Partners Fund (2017 – present), Transparent Health Marketplace (2019 – present)

•   Member, Cressey & Company private equity fund Distinguished Executives Council (2016 – present)

•   Advisor, Health Catalyst Capital Management, LLC and Triple Tree Capital Partners venture funds (2019 – present)

•   Former non-executive chair (2016 – 2020), New York eHealth Collaborative which operates New York State’s health information exchange (2014 – present)

•   Director of Commonwealth Care Alliance (a health plan that serves high-cost, high-need patients) (2019 – present)

Qualifications

With regard to Mr. Klein, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive experience managing health plan entities and his knowledge of the healthcare industry, an important market for the Company’s services.

Valerie Rahmani Age: 63 Independent Director since 2015

Experience

•   Chief Executive Officer of Damballa, Inc. (2009 – 2012)

•   IBM: General Manager Internet Security Systems (2008 – 2009), General Manager of Global Technology Services business (2004 – 2008), Head of Sales and Services Strategy unit (2003 – 2005), General Manager of UNIX server business (2001 – 2003), General Manager of Mobile business (2000 – 2001); joined 1984

Education

•   DPhil, University of Oxford

•   MA, University of Oxford

Other Boards

•   Elliott Opportunity II Corp. (2021 – present)

•   Rungway, a social media startup (2019 – present)

•   Entrust Corporation (2019 – present)

•   London Stock Exchange Group plc (2017 – present)

•   RenaissanceRe Holdings Ltd (2017 – present)

•   Teradici Corporation, a private technology company (2010 – 2015)

Qualifications

With regard to Ms. Rahmani, the Nominating and Corporate Governance Committee and the Board particularly noted her experience in technology and cyber-security and her extensive management experience within the IT Services industry.

Class II Director Whose Term Expires at the 2023 Annual Meeting

James R. Helvey, III Managing Partner, Cassia Capital Partners Age: 62 Independent Director since 2015

Experience

•   Co-founder and Managing Partner, Cassia Capital Partners, LLC, (2011 – present)

•   Partner and the Risk Management Officer, CMT Asset Management Limited, a private investment firm (2005 – 2011)

•   Candidate for the United States Congress in the 5th District of North Carolina (2003 – 2004)

•   Chair and Chief Executive Officer, Cygnifi Derivatives Services, LLC, an online derivatives services provider (2000 – 2002)

•   Managing Director at JP Morgan & Co., including Vice Chair of the Risk Management Committee, Chair of the Liquidity Committee, Global Head of Derivative Counterparty Risk Management, Head of the swap derivative trading business in Asia, and head of short-term interest rate derivatives and foreign exchange forward trading in Europe, (1985 – 2000)

Education

•   MA, Columbia University, School of International and Public Affairs, where he was an International Fellow

•   Fulbright Scholar, University of Cologne in Germany

•   BA, magna cum laude, Wake Forest University

Other Boards

•   Coca-Cola Bottling Co. Consolidated (2016 – present)

•   Trustee Wake Forest University (1997 – 2017)

•   Pike Corporation, Lead Independent Director (2005 – 2014)

•   Verger Capital Management LLC

•   Piedmont Federal Savings Bank

•   Wake Forest Baptist Medical Center & Health Sciences

Qualifications

With regard to Mr. Helvey, the Nominating and Corporate Governance Committee and the Board particularly noted his extensive financial experience and prior audit committee experience.

Board Skills Summary

	Board / Senior Leadership	Finance / Audit	IT Digital Solutions / Services	Global / International	Human Capital	M&A / Business Development	Public Company Board
Mr. Gydé	✓		✓	✓	✓	✓	✓
Mr. Helvey	✓	✓		✓		✓	✓
Mr. Klein	✓	✓			✓	✓	✓
Ms. Rahmani	✓	✓	✓	✓	✓	✓	✓
Mr. Rajgopal	✓		✓	✓	✓	✓
Ms. Stein	✓		✓	✓	✓	✓

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR

THE NOMINEE FOR CLASS II and THE TWO NOMINEES FOR CLASS III

DIRECTORS

HOW WE ARE SELECTED

Board Composition and Diversity. Our Board’s Nominating and Corporate Governance (“NCG”) Committee periodically evaluates the size and composition of our Board relative to our current and future needs, ongoing strategy and our values. The NCG Committee seeks to balance the values of continuity with regular refreshment, industry and external perspectives, as well as diversity in attributes and experiences.

The Directors’ diversity of attributes, backgrounds and skills is essential to the NCG’s assessment of the complementary aspects of the Board’s composition. The Board does not have and has not had to rely on a formal diversity policy to attract a board that is diverse by race/ethnicity, gender, age, and other attributes and skills. However, as previously noted, the Board, through its NCG Committee, strives to seek candidates for Board membership who will represent a diversity of attributes and experiences. If the current nominees to the Board are elected, as of our 2021 Annual Meeting, 50%, or three of our then six current directors will be people who are diverse by race, ethnicity, or gender. See the “Board Skills Summary” above for further information.

Sources of Recommendation for Current Nominees. All of the current nominees for director included in this proxy statement have been formally recommended to the Board for nomination by the incumbent independent directors who serve on the NCG Committee. Ms. Stein was initially recommended to the NCG Committee in July 2021 for consideration for election to the Board through an extensive search process by an independent third-party consulting firm.

Director Nominations Made by Shareholders. The NCG Committee will consider director nominations timely made by shareholders pursuant to the requirements of the Company’s Restated By-laws, which are discussed under “Procedure for Shareholders to Nominate Directors” and “Shareholder Proposals” herein. The NCG Committee has not formally adopted any minimum specific qualifications or specific qualities or skills that must be possessed by qualified nominees, beyond the NCG Committee’s willingness to consider candidates proposed by shareholders. The Company did not yet receive any shareholder-nominated director candidates for consideration this year.

Procedure for Shareholders to Nominate Directors. Any shareholder who intends to present a director nomination proposal for consideration at an annual meeting of shareholders shall use the procedures set forth in the Company’s Restated By-laws. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the Restated By-laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. Subject to the rights of the holders of any class or series of stock having a preference over the Company’s common stock as to dividends or upon liquidation, nominations for the election of directors may be made by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the following procedures. Any shareholder entitled to vote for the election of directors at a meeting of shareholders may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Corporation at the principal executive offices of the Company (i) with respect to an election to be held at a special meeting of shareholders for the election of directors, by 5:30 pm, Eastern Time, on the 10th day following the date public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at an annual meeting of shareholders, by 5:30 pm, Eastern Time, on a date not less than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be so received no earlier than by 5:30 pm, Eastern Time, on the 120th day prior to the date of the annual meeting and no later than 5:30 pm, Eastern Time, on the later of (1) the 90th day before the date of such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given commence a new time period (or extend any time period) for the giving of a notice by a shareholder.

Each such notice shall set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the nomination is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder giving the notice is, as of the date of such notice, a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party as of the date of such notice; (4) a description of, as of the date of such notice, any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), including the class, series and number of shares of the Company subject to such Derivative Instrument, directly or indirectly owned beneficially by each such party, and a description of, as of the date of such notice, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, including the class, series and number of shares of the Company subject to such opportunity; (5) a description of, as of the date of such notice, any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Company; (6) any short interest or other borrowing arrangement in any security of the Company held by each such party (for purposes of this provision, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (7) a description of, as of the date of such notice, any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company; (8) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, including the number thereof; (9) a description of, as of the date of such notice, any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to, based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock reasonably believed by such party to be sufficient to elect the persons proposed to be nominated by the shareholder.

Each such notice shall also set forth as to each person whom the shareholder proposes to nominate for election or reelection as a director: (1) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (2) the name and address of each such nominee; (3) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (4) a written representation and agreement of each nominee (in the form provided by the Secretary of the Company upon written request) that such nominee, if elected as a director of the Company, would be in compliance and will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company; (5) the consent of each nominee to serve as a director of the Company if so elected and (if applicable) to being named in the Company’s proxy statement and form of proxy as a nominee; and (6) the written representation and agreement of each nominee that such nominee currently intends to serve as a director of the Company for the full term for which such person would be standing for election, if elected.

A shareholder providing notice of a nomination for the election of a director shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than 5:30 pm, Eastern Time, on the date five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:30 pm, Eastern Time, on the date five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to such meeting) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). A shareholder providing notice of a nomination for the election of a director shall also, no later than 5:30 pm, Eastern Time, on the date five business days after a request by or on behalf of the Board of Directors, provide to the Secretary by United States mail, postage prepaid, or personal delivery at the principal executive offices of the Company, such additional information requested by or on behalf of the Board of Directors to assess the qualifications of any person whom the shareholder proposes to nominate for election or reelection as a director.

In addition, a shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters described above.

HOW WE ARE ELECTED

The Company’s Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Shareholders held in the year in which the term for their class expires. The term for Class III Directors will expire at the 2021 Annual Meeting. Directors elected to Class III at the 2021 Annual Meeting will hold office for a three-year term expiring at the Annual Meeting of Shareholders in 2024, or until his or her successor has been elected and qualified or until his or her death, resignation or retirement.

Additionally, as Kathryn A. Stein was appointed by the Board in July 2021 as a Class II Director, in accordance with our Restated By-Laws, she is also standing as a nominee for re-election by the shareholders as a Class II Director nominee for a two-year term to expire at same time the other Class II Directors will be standing for re-election at the Annual Meeting of Shareholders in 2023, or until her successor has been elected and qualified or until her death, resignation or retirement.

Directors elected to Class I at the 2019 Annual Meeting are currently serving for a three-year term expiring at the Annual Meeting of Shareholders in 2022, or until his or her successor has been elected and qualified or until his or her death, resignation or retirement. Directors elected to Class II at the 2020 Annual Meeting are currently serving for a three-year term expiring at the Annual Meeting of Shareholders in 2023, or until his or her successor has been elected and qualified or until his or her death, resignation or retirement.

The shares represented by properly executed and timely returned proxies will be voted, in the absence of contrary instructions, in favor of the election of the following three director nominees:

1.	Class II Directors – Kathryn A. Stein

2.	Class III Directors – Filip J.L. Gydé and Raj Rajgopal

All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be nominated by the Board.

HOW WE ARE EVALUATED

The charter of the NCG Committee provides that the Committee is charged with the responsibility of overseeing the evaluation of the Board and its Committees. Each year the Board and each of its Committees conduct an anonymous self-evaluation aimed at enhancing the Board and individual Director performance. Each Director is provided with one evaluation questionnaire for the full Board and for each standing Committee on which such Director serves. The Board has engaged independent legal counsel to prepare, aggregate and prepare a report summarizing the responses of each Director. The report is then provided to the Chair of the Board and each of the Committees who then review the results in executive session. Policies and practices are updated as appropriate as a result of Director feedback.

HOW WE ARE ORGANIZED

The Board currently has seven directors and the following committees: (i) Audit, (ii) Compensation, and (iii) NCG. At the time of Mr. Sullivan’s retirement, the number of directors shall be fixed at six members and the number of Class III Directors shall be fixed to two.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which is currently composed of six directors: James R. Helvey III, Chair, David H. Klein, Valerie Rahmani, Raj Rajgopal, Kathryn A. Stein, and Daniel J. Sullivan, and operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee is available on our website. See “Corporate Governance and Website Information.” The Audit Committee met five times during 2020.

The primary purposes of the Audit Committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes of the Company and integrity of the Company’s financial statements, (2) the audits of the Company’s financial statements and appointment, compensation, qualifications, independence and performance of the Company’s independent registered public accounting firm, (3) the Company’s compliance with legal and regulatory requirements, (4) the Company’s internal audit function, and (5) the preparation of the Audit Committee report required by SEC rules to be included in the annual proxy statement. The Audit Committee’s job is one of oversight. Management is responsible for the Company’s financial reporting processes including its system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Audit Committee’s responsibility to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, on its discussions with the independent registered public accounting firm, and on the representations of the Company’s independent registered public accounting firm included in its report on the Company’s financial statements.

The Board of Directors has determined that the members of the Audit Committee are independent as described herein under “Director Independence and Executive Sessions” and that each of them is able to read and understand fundamental financial statements. The Board of Directors has determined that James R. Helvey III is an “audit committee financial expert” as defined in Item 407 of Regulation S-K. Under the rules of the SEC, the determination that a person is an audit committee financial expert does not impose on such person any duties, obligations, or liability any greater than the duties, obligations and liability imposed on any other member of the Audit Committee or the Board of Directors. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations, or liability of any other member of the Audit Committee or Board of Directors.

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm such firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit Committee

James R. Helvey III, Chair

David H. Klein

Valerie Rahmani

Raj Rajgopal

Daniel J. Sullivan

Owen J. Sullivan

Compensation Committee

The Compensation Committee of the Board of Directors (“Compensation Committee”) currently consists of Valerie Rahmani, Chair, James R. Helvey III, David H. Klein, Raj Rajgopal, Kathryn A. Stein, and Daniel J. Sullivan. During 2020, the Compensation Committee held a total of five meetings. The Board of Directors has determined that the members of the Compensation Committee are independent as described herein under “Director Independence and Executive Sessions.”

The Compensation Committee has a charter that is available on our Company’s website as described herein under “Corporate Governance and Website Information.”

The primary purposes of the Compensation Committee are to:

(1)	review and approve corporate goals and objectives relevant to the Company’s compensation philosophy;

(2)	evaluate the CEO’s performance and determine the CEO’s compensation in light of those goals and objectives;

(3)	review and approve executive officer compensation, incentive compensation plans and equity-based plans; and

(4)	produce an annual report on executive compensation and approve the Compensation Discussion and Analysis for inclusion in the Company’s annual proxy statement or annual report on Form 10-K.

For further discussion of the process and procedures for consideration and determination of executive and director compensation and discussion of the Compensation Committee’s use of an independent consultant to assist in reviewing and determining executive and director compensation, see “ How Executive Compensation is Determined.”

The Committee may delegate to one or more designated officers the authority to make grants of options and restricted stock to eligible individuals other than directors and officers, provided the Committee shall have fixed the exercise price or a formula for determining the exercise price for each grant, approved the vesting schedule, authorized any alternative provisions as are necessary or desirable to facilitate legal compliance or to ensure the effectiveness or tax-qualified status of the award under the laws of countries outside the U.S. when grants are made to non-U.S. employees, approved the form of documentation evidencing each grant, and determined the number of shares or the basis for determining such number of shares by position, compensation level, or category of personnel.

NCG Committee and Director Nomination Process

The NCG Committee is currently composed of David H. Klein, Chair, James R. Helvey III, Valerie Rahmani, Raj Rajgopal, Kathryn A. Stein, and Daniel J. Sullivan. This Committee held five meetings during 2020.

This NCG Committee has a charter that is available on our Company’s website as described herein under “Corporate Governance and Website Information.” The primary purposes of the NCG Committee are to (a) identify and select the individuals qualified to serve on the Company’s Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (b) implement the Board’s criteria for selecting new directors, (c) develop, recommend to the Board, and assess corporate governance policies for the Company, and (d) oversee the evaluation of the Board.

The Board of Directors has determined that the members of the NCG Committee are independent as described herein under “Director Independence and Executive Sessions.”

HOW WE GOVERN AND ARE GOVERNED

Meeting Attendance

During 2020, the Board held a total of 17 meetings. Each director who was a member of the Board in 2020 attended at least 75% of the aggregate number of Board and committee meetings on which the director served. The Company encourages its Directors to attend its Annual Meeting of Shareholders but has not adopted a formal policy requiring attendance. All Directors who were members of the Board in 2020 were in attendance at the 2020 Annual Meeting of Shareholders, which was held virtually.

Director Independence and Executive Sessions

The Board of Directors affirmatively determined that each of the Company’s six current non-management directors (three of whom are also nominees for election), James R. Helvey III, David H. Klein, Valerie Rahmani, Raj Rajgopal, Kathryn A. Stein, and Daniel J. Sullivan, are independent directors in accordance with our Corporate Governance Policies, a copy of which is available on our website (see “Corporate Governance and Website Information”), the rules of the SEC and the standards of the NASDAQ Stock Market (“NASDAQ”). As a result of these six directors being independent, a majority of our Company’s Board of Directors is currently independent as so defined. The Board of Directors has determined that there are no relationships between the Company and the directors classified as independent other than service on our Company’s Board of Directors. The Board of Directors also previously determined that Owen J. Sullivan, who retired from the Board effective July 1, 2021, was an “independent director” as defined by the same standards noted above.

The foregoing independence determination also included the conclusions of the Board of Directors that:

•

each member of the Audit Committee, NCG Committee, and Compensation Committee described in this proxy statement is independent under the standards listed above for purposes of membership on each of these committees; and

•	each member of the Audit Committee also meets the additional independence requirements under Rule 10A-3 of the Exchange Act

Daniel J. Sullivan has served as the Chair of the Board of Directors and is responsible for scheduling and setting the agenda for the executive sessions of the independent directors. Such executive sessions are expected to occur at regularly scheduled times during the fiscal year ending December 31, 2021, typically in conjunction with a regularly scheduled Board meeting, in addition to the separate meetings of the standing committees of the Board of Directors. Mr. Sullivan will be retiring from the Board at the Annual Meeting of Shareholders in accordance with the Company’s Board retirement age guidelines and will not stand for re-election.

Corporate Governance and Website Information

The Company follows certain corporate governance requirements that it believes are in compliance with the corporate governance requirements of the NASDAQ listing standards and SEC regulations. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the directors are independent;

•	regularly scheduled executive sessions of independent directors;

•	Audit Committee, NCG Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described above under the separate committee headings;

•	internal audit function;

•	corporate governance principles of our Board of Directors;

•	specific authorities and procedures outlined in the charters of the Audit Committee, NCG Committee and Compensation Committee; and

•

a Code of Business Conduct applicable to directors, officers, and employees of our Company. This code also contains a sub-section that constitutes a code of ethics (the “Code of Ethics”) specifically applicable to the Chief Executive Officer, Chief Financial Officer and other members of our Company’s finance department based on their special role in promoting fair and timely public reporting of financial and business information about our Company.

The charters of the Audit Committee, Compensation Committee, and NCG Committee, the Corporate Governance Policies of the Board of Directors, and the Code of Business Conduct are available without charge on the Company’s website at www.ctg.com, by clicking on “Investors,” and then “Corporate Governance.” We will also send these physical documents without charge to any shareholder who requests them. The Company intends to disclose any amendments to or waivers of the Code of Business Conduct on its website.

Board Leadership and Role in Risk Oversight

The Company’s Board has elected to separate the Chair and the CEO roles and has appointed Daniel J. Sullivan to serve as the Company’s independent Chair of the Board. As previously noted, Daniel J. Sullivan is retiring from the Board as of the Annual Meeting. The Company believes that splitting such roles promotes independent oversight of management and facilitates a balance of power more aligned with shareholder interests.

The Board views enterprise risk management (“ERM”) as an integral part of the Company’s strategic planning process and, as such, has charged the Audit Committee with the responsibility of overseeing the ERM process. To facilitate coordination of ERM at the operational level, the Audit Committee appointed the Company’s CFO as the Company’s Chief Risk Officer (“CRO”). In this capacity at CRO, the CFO works with the CEO and executive officers of the Company to provide periodic ERM reports to the Audit Committee and strives to generate careful and thoughtful attention on the Company’s ERM process, the nature of material risks to the Company and the adequacy of the Company’s policies and procedures designed to mitigate these risks. Among the matters that are considered in the Company’s ERM process is the extent to which the Company’s policies and practices for incentivizing and compensating employees, including non-executive officers, may create risks that are reasonably likely to have a material adverse effect on the Company. In this manner, the Board believes it appropriately encourages management to promote a corporate culture that appreciates risk management and incorporates it into the overall strategic planning process of the Company.

Anti-Hedging Policy

The Company’s Insider Trading Policy, which is available on the Company’s website (see “Corporate Governance and Website Information” herein), prohibits certain speculative transactions by directors, officers, employees and consultants of the Company and its subsidiaries as well as their family members who reside with them, anyone else who lives in their household and any family members who do not live in their household but whose transactions in Company securities are directed by them or subject to their influence or control (all such persons, “Covered Persons”). Covered Persons are not permitted to engage in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow stockholders to lock in the value of their stock holdings in exchange for all or part of the potential for upside appreciation in the stock. In addition, Covered Persons may not engage in short sales of the Company’s securities (sales of securities that are not then owned), including sales against the box (sales of owned shares with delayed delivery).

Audit Committee’s Review of Related Person Transactions

In accordance with its charter, the Audit Committee reviews related person transactions. The Audit Committee charter provides that the Company will not enter into transactions required to be disclosed under Item 404 of the SEC’s Regulation S-K unless the Audit Committee or another independent body of the Board reviews and approves or ratifies the transactions. Under the SEC’s rules, a “related person” includes any of our directors or executive officers, certain of our shareholders and any of their respective immediate family members. Covered transactions under the SEC’s rules include those in which the Company is a participant, a “related person” that will have a direct or indirect material interest, and the amount involved exceeds $120,000.

HOW YOU CAN COMMUNICATE WITH US

Our Board of Directors values input from a wide variety of sources to inform its deliberations and decision- making. The Board recognizes that shareholders are an excellent source of insights and have a financial stake in the wisdom of those insights. The Board therefore enables shareholder communication via a variety of channels.

Shareholders may participate in and ask questions during our annual shareholder meetings. We describe in this proxy statement how shareholders of record on the meeting record date can do so at the Annual Meeting. Shareholders may also interact regularly with management and the Board, primarily around quarterly earnings releases. Shareholder interactions with management are regularly communicated back to the Board.

In addition, any record or beneficial owner of the Company’s common stock who has concerns about accounting, internal accounting controls, auditing matters or any other matters relating to the Company and wishes to communicate with the Board of Directors on such matters may contact the Audit Committee directly. The Audit Committee has undertaken, on behalf of the Board of Directors, to be the recipient of communications from shareholders relating to the Company. If particular communications are directed to the full Board, independent directors as a group, a Board committee or individual directors, the Audit Committee will route these communications to the appropriate noted parties so long as the intended recipients are clearly stated in the communications received.

Communications intended to be anonymous may be made by calling the Company’s Whistleblower Hotline Service at 844-627-6885 and identifying oneself as an interested party intending to communicate with the Audit Committee (This third-party service undertakes to forward such communications to the Audit Committee if so requested, assuming the intended recipient is clearly identified). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Computer Task Group, Incorporated, 300 Corporate Parkway, Suite 214N, Amherst, New York 14226, Attention: Chair of the Audit Committee. Communications not intended to be made anonymously may be made by telephone to the hotline number or by mail to the same address.

Alternatively, any interested parties may communicate with the Chair of the Board of Directors by writing to: Computer Task Group, Incorporated, Attn: Chair of the Board of Directors, 300 Corporate Parkway, Suite 214N, Amherst, New York 14226.

Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company’s proxy statement under Exchange Act Rule 14a-8 or intended to be brought before a shareholders meeting in compliance with the Company’s Restated By-laws are subject to specific notice and other requirements referred to herein under “Shareholder Proposals” and in applicable SEC rules and the Company’s Restated By-laws. The communications process for shareholders described above does not modify or eliminate any requirements for shareholder proposals intended to be presented at a meeting of shareholders. If you wish to make a proposal to be presented at a meeting of shareholders, you may not communicate such proposals anonymously and may not use the hotline number or Audit Committee communication process described above instead of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

HOW WE ARE PAID

2020 DIRECTOR COMPENSATION

Name of Director	Stock Awards ($) (1)	Total ($)
James R. Helvey III	$165,000	$165,000
David H. Klein	$160,000	$160,000
Valerie Rahmani	$160,000	$160,000
Raj Rajgopal (2)	$—	$—
Daniel J. Sullivan	$250,000	$250,000
Owen J. Sullivan (3)	$150,000	$150,000

(1)

At the election of the directors, the director fees for 2020 were paid in the form of deferred stock units granted under the 2010 Equity Award Plan and deposited into the respective director’s account under the Non-Employee Director Deferred Compensation Plan. Awards were granted using the closing stock price on the date of grant, vested ratably throughout the year, and were fully vested at December 31, 2020.

(2)	Raj Rajgopal was appointed to the Board effective December 20, 2020. Therefore, he did not receive any director fees in 2020.
(3)	Effective July 1, 2021, Owen J. Sullivan retired from the Board.

As of December 31, 2020, Daniel J. Sullivan had been granted 40,000 shares of Company restricted stock in prior years for his service on the Board. The restricted stock vests in full upon retirement from the Board.

As of December 31, 2020, the following directors had the respective number of stock options outstanding which had been granted in prior years’ for service on the Board: David H. Klein (33,096) and Daniel J. Sullivan (140,000).

In 2010, the Company’s shareholders approved the Non-Employee Director Deferred Compensation Plan (“Director Deferred Compensation Plan”). Although no set benefits or amounts were granted under this Plan in 2020, the Director Deferred Compensation Plan allows non-employee directors the ability to defer up to 100% of their total director compensation. Beginning January 1, 2018, the Board elected to eliminate cash retainer payments for Board service and instead receive compensation for Board service wholly in the form of deferred stock units, which are to be granted under the 2010 Equity Award Plan and deposited into the respective director’s account under the Director Deferred Compensation Plan. Grants for 2020 Board service fees were made at the beginning of 2020, and vested quarterly throughout the year, each such vesting equal to one-quarter of the total annual fees payable to each director.

For 2020, the annual retainer fee for each Board member totaled $150,000. The Chair of the Board of Directors (Mr. Daniel J. Sullivan) received a $100,000 additional annual fee for such service. The Chair of the Audit Committee (Mr. Helvey) received a $15,000 annual fee, the Chair of the Compensation Committee (Ms. Rahmani) received a $10,000 annual fee, and the Chair of the NCG Committee (Mr. Klein) received an annual fee of $10,000. Directors are reimbursed for reasonable expenses they incur while attending Board and committee meetings. As previously noted, all fees for 2020 were paid in the form of deferred stock units. Mr. Gydé did not receive any additional compensation for his services as a director. Raj Rajgopal was elected to the Board in December 2020, and Kathryn A. Stein was appointed to the Board effective July 1, 2021. Therefore, they did not receive any director fees in 2020.

The Company has adopted stock ownership guidelines requiring each independent director to own Company shares valued at five (5) times the director’s base annual retainer fee. Such directors are expected to achieve these ownership levels within five (5) years of their election to the Board. To determine the value of each director’s equity ownership, and for the purposes of satisfying the ownership guidelines, the following forms of equity will be included in the value calculation: shares beneficially owned by the incumbent, his or her spouse and/or minor children, whether owned outright or in trust; any time-based restricted stock; and any stock held for the director’s benefit in any deferred compensation plan. As of the date of this proxy statement, all directors have met their ownership guidelines other than Kathryn Stein and Raj Rajgopal who recently joined the Board and are in the process of achieving such guidelines.

The Director Deferred Compensation Plan is administered by the Compensation Committee in accordance with Section 409A of the Internal Revenue Code. All amounts credited to the participant are invested, as approved by the Compensation Committee, and the participant is credited with the actual earnings of the investments. Company contributions, including investment earnings, may be in cash or the stock of the Company. Participants have an immediate 100% non-forfeitable right to the value of their contributions. If a participant does not make an election in the time and manner specified in the Director Deferred Compensation Plan, payment of the vested value of his or her account will be paid in shares for share units owned, and in cash for the cash balance in their account. A participant’s eligibility terminates upon retirement or resignation from service.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary for 2020

•	Achieved outstanding financial results in a difficult environment with non-GAAP(1) operating income increasing 23% from 2019, and non-GAAP diluted EPS increasing 30%

•	Continued to drive digital IT solutions strategy with increases in solutions revenue and gross profit margins year-over-year

•

Implemented a 20% furlough and reduction of base salary for most non-billable employees for 25 weeks in 2020, including the named executive officers, which reduced base salary expense and improved Company liquidity during the COVID-19 pandemic

•	Maintained our compensation program; no other adjustments to our compensation program were made in response to the COVID-19 pandemic

•	Expired long-term performance-based equity granted in 2017, no payments were made

•	Granted equity awards that are primarily 50% performance-based restricted stock, 25% stock options, and 25% time-based restricted stock

(1)

Appendix B includes a reconciliation of certain non-GAAP financial measures used herein to the most directly comparable measures reported under generally accepted accounting principles accepted in the United States (GAAP).

The Company

CTG is a leading provider of IT solutions and services, serving as a catalyst for digital transformation in our client organizations, accelerating their project momentum and achievement of desired technology and business outcomes with the speed and confidence needed for our fast-changing world.

Our services include:

•

Business Process Transformation Solutions ensure clients can meet today’s challenges, map to tomorrow’s growth, and align their organizations’ technology solutions to their business objectives. We combine strategic advisory services, technologies and platforms, and implementation and integration processes to accelerate business outcomes, improve workflows, and drive efficiencies. These solutions services include Advisory, Data Strategy, Digital Workplace, Enterprise Platforms, Information Disclosure, and Regulatory and Compliance.

•

Technology Transformation Solutions accelerate digital transformation by keeping our clients ahead of the digital curve and delivering the sustainable business value they expect from their technology investments. CTG’s Technology Transformation Solutions also help our clients stay ahead of their competition by rapidly adopting digital technologies with confidence through solutions that include Application Development, Automation, Cloud, Data Management, Enterprise Platform Implementation, and Testing.

•

Operations Transformation Solutions ensure our clients have the correct operations infrastructure in place to achieve the organizational agility necessary to accelerate their business velocity. Our Global Delivery Network supports our Operations Transformation Solutions, enabling cost-effective solutions delivery at optimal staffing levels to ensure exceptional customer service while reducing client costs. These solutions include Application support, IT Operations support, Cloud, and Infrastructure.

CTG provides a majority of its services through five vertical market areas: technology service providers, financial services, healthcare (which includes services provided to healthcare providers, health insurers (payers), and life sciences companies), manufacturing, and energy. CTG has operations in North and South America, Western Europe, and India, and had approximately 3,900 employees and billable subcontractors at December 31, 2020.

Our Named Executive Officers

Our Named Executive Officers for fiscal 2020 are:

Name	Position
Filip J.L. Gydé	President and CEO
John M. Laubacker	EVP, CFO and Treasurer
Thomas J. Niehaus	EVP of Operations, North America
Peter P. Radetich	SVP, Secretary and General Counsel
Rénald Wauthier	SVP, Europe

Shareholder Engagement and Results of the 2020 Say-on-Pay Vote

We carefully consider the results of our advisory shareholder Say-on-Pay votes and take into account feedback we receive from our shareholders. We have historically received well over majority support for advisory Say-on-Pay votes, with support ranging from 77% to 88% from 2018 to 2020. At the September 2020 Annual Meeting, shareholders were asked to approve, on an advisory basis, the Company’s fiscal 2019 executive compensation program. Of those who voted for or against, more than 78% voted in favor of our Say-on-Pay proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2020 voting results, the Compensation Committee carefully reviewed the Company’s executive compensation practices and program.

As part of this review, the Company solicited the viewpoints of shareholders. Across 2020 and into 2021, the Company met with a broad set of shareholders. Conversations ran across a broad spectrum of topics including strategy, operations, governance, and executive compensation. The Compensation Committee considered feedback received from shareholders when deliberating on the 2021 compensation program.

After careful review and consideration as well as input from Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent compensation consulting firm, the Compensation Committee concluded that the Company’s existing executive compensation program continues to be the most appropriate for the Company and effective in rewarding executives, commensurate with business results. The Compensation Committee continues to believe that the best way to align the CEO’s compensation with shareholder interests is to place the majority of his compensation at risk in the form of long-term performance-based equity awards and annual incentive opportunities. We will continue to keep an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives.

Compensation Philosophy and Executive Compensation Objectives

Given the exceptionally competitive nature of the IT Industry, the Compensation Committee and management believe it is strategically critical to attract, retain, and motivate the most talented employees possible by providing competitive total compensation packages. This general philosophy on compensation applies to all employees of the Company. With regard to executive officer compensation, the compensation plans are designed to reward achievement against a challenging set of financial metrics established by the Compensation Committee on an annual basis and to accomplish the following high-level objectives:

•

Offer a Competitive Total Compensation Package. To attract the most talented executive officers possible, the Company should tailor each executive officer’s total compensation plan to reflect average total compensation offered at similar organizations. This is accomplished by means of routine compensation surveying, the process for which is described further below.

•

Tie Total Compensation to Performance in a Meaningful Manner. To promote the Company’s overall annual and long-term financial and operating objectives, a significant portion of total compensation should be based upon the accomplishment of specific Company objectives within an executive officer’s purview. This is accomplished by means of various performance-based incentive compensation described further below.

•

Encourage Executives to Think Like Shareholders. To promote the best interests of shareholders, executive officers should be encouraged to maintain a significant equity interest in the Company. This is accomplished by means of various equity award plans and stock ownership requirements described further below.

Components of Executive Compensation

The compensation paid to the Company’s executive officers, as reflected in the tables set forth in this proxy statement, can be broken down into the following four general categories: (i) Base salary, (ii) Performance-Based Incentives, (iii) Equity-Based Incentives, and (iv) Benefits.

(i)	Base Salary

In an effort to stay competitive, annual salaries for executive officers are reviewed by the Compensation Committee on a yearly basis. With respect to determining the base salary of executive officers, the Compensation Committee takes into consideration the compensation report prepared by Pay Governance, an external third party consultant, the executive’s individual performance, as well as internal equity considerations. Of these factors, the Pay Governance report is generally given the most weight.

Base salaries paid for our named executive officers in 2019 and 2020 were as follows:

Name	2019 Base Salary Paid	2020 Base Salary Paid (1)	Year over Year Change (%)
Filip J.L. Gydé (2)	$395,508	$465,481	18%
John M. Laubacker	$355,000	$343,462	(3%)
Thomas J. Niehaus (3)	$215,000	$298,269	39%
Peter P. Radetich	$283,000	$266,635	(6%)
Rénald Wauthier (4)	$—	$289,389	—

(1)

During 2020, in light of the COVID-19 pandemic and a reduction in demand for the Company’s services, the Company instituted a 20% furlough and reduction of base salary for nearly all non-billable employees, including the named executive officers. This furlough was in place for 25 weeks during 2020, and ended with the close of the Company’s fiscal third quarter. Base salary amounts paid were less than actual base salary amounts as follows: For Mr. Gydé $49,519, for Mr. Laubacker $36,538, for Mr. Niehaus $31,731, for Mr. Radetich $28,365, and for Mr. Wauthier $27,825. The reduction in salary for Mr. Wauthier as a result of the furlough was paid to him under a program administered by the Luxembourg government.

(2)

Mr. Gydé was appointed to the positions of President and CEO on March 1, 2019, and his 2019 base salary paid reflects his base salary paid for those positions and that of his previous position as EVP and GM, CTG Europe.

(3)	Mr. Niehaus was hired to the position of EVP of Operations, North America on May 5, 2019, and his 2019 base salary paid reflects a partial year.

(4)	Mr. Wauthier was appointed to the position of SVP, Europe on April 1, 2020.

(ii)	Performance-Based Incentives

Performance-based incentives include an annual cash incentive (“Incentive”). Compensation payments provided under this program are conditional upon the accomplishment of specific performance-based goals. The Company chooses to pay this component of compensation because it believes this compensation program is critical to motivating executive officers in a manner that directly affects shareholder value.

Annual Cash Incentive Compensation—Each executive officer’s total annual compensation includes a potential Incentive award. Incentive payments are contingent upon the accomplishment of certain performance-

based objectives selected by the Compensation Committee annually. In selecting objectives, the Compensation Committee seeks to individually tailor performance criteria for each executive officer. The amounts of the Incentive, and the formula for calculating actual payments, are regularly reviewed and surveyed in conjunction with the Pay Governance study discussed above.

For 2020, the target annual cash incentive opportunity as a percentage of base salary for each executive was as follows:

Name	Target Opportunity as a % of Base Salary (%)	Target Opportunity ($)
Filip J.L. Gydé	100%	$515,000
John M. Laubacker	58%	$220,000
Thomas J. Niehaus	65%	$215,000
Peter P. Radetich	69%	$203,149
Rénald Wauthier	48%	$107,023	[1]

[1]	Mr. Wauthier’s bonus target was pro-rated for his length of service in his role during 2020.

In 2020, the Compensation Committee established performance objectives for the executive officers based on targeted levels of revenue and adjusted non-GAAP operating income. To the extent an executive officer has specific operational responsibilities, performance objectives were split between (i) consolidated revenue and adjusted non-GAAP operating income for the entire Company and (ii) business unit revenue and gross profit for that executive officer’s focus of operation. Targets for non-operational executive officers, including the CEO, were based solely on consolidated revenue and adjusted non-GAAP operating income for the entire Company. In 2020, the planned consolidated revenue and consolidated adjusted non-GAAP operating income targets for all executive officer incentive plans were $406,316,000 and $10,712,000, respectively.

The formula for calculating each executive officer’s Incentive provides that at least 80% of the stipulated plan target (“Threshold”) must be achieved before any remuneration is awarded for that objective. If the Threshold is achieved, the executive officer receives 50% of the designated plan award for that objective. Then, for each additional percentage point achieved above the Threshold, up to 100% of the plan target (“Objective Goal”), the executive officer receives another 2.5% of the designated plan award for that objective. For each additional percentage point achieved above the Objective Goal, the executive officer receives another 5% of the designated plan award for that objective. Each plan prohibits the receipt of amounts in excess of 200% of the designated plan award for that objective.

For annual cash incentive compensation awards as defined above, a total weight of 25% was put on the attainment of consolidated revenue targets, and 75% was put on the attainment of adjusted non-GAAP operating income. Against the targets noted above, actual revenue was $366,091,000 resulting in achievement against the target of 90.1%, and a payout as a percentage of the target of 75.3%. Adjusted non-GAAP operating income excluded certain one-time, non-recurring expenses and was $12,854,400, resulting in achievement against the target of 114.3%, and a payout as a percent of the target of 171.4%. For cash incentive compensation awarded against consolidated results, the payout as of percentage of the targets was 147.4%.

The Compensation Committee believes that each executive officer’s Incentive plan targets for 2020 involved a reasonably challenging degree of difficulty that considers current economic challenges and reflects the Board’s desire to maintain flexibility in enhancing the executive officer’s focus, motivation and enthusiasm. In exceptional circumstances, the Compensation Committee exercises discretion to award Incentive compensation absent achievement of the specified thresholds or to reduce or increase the size of any award or payout. In this manner, the Compensation Committee believes that each executive officer’s Incentive plan targets are reasonably tailored to promote the Company’s overall annual and long-term financial goals.

In addition, if circumstances warrant, such as a change in role or responsibility, the Compensation Committee may grant discretionary bonuses from time to time to executive officers. The Compensation Committee did not grant any discretionary bonuses in 2020.

(iii)	Equity-Based Incentives

This component of executive compensation consists of grants of restricted stock and stock options under the Company’s various Equity Award Plans. In making such grants, the Compensation Committee considers an executive’s past contributions and expected future contributions toward Company performance. Grants are made to key employees of the Company who, in the opinion of the Compensation Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are designed to reward individuals who remain with the Company and to further align employee interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it believes that stock ownership by management is beneficial in aligning management’s activities and decisions with shareholders’ interests of maximizing share value.

Except in circumstances of new or recently promoted executive officers, the Compensation Committee generally grants equity compensation in March of each year. The Company does not time or plan the release of material non-public information for the purpose of affecting the value of compensation. Equity awards may also be granted at other meetings of the Compensation Committee to individuals who become executive officers, are given increased responsibilities during the year or in recognition of special accomplishments.

Equity Award Mix Granted During 2020—The Company believes a mix of performance-based and time-based equity awards properly challenges and rewards the named executives. Of the total dollar value of base equity awards granted during 2020, 50% were granted as performance-based restricted stock, 25% as stock options, and 25% as time-based restricted stock. The awards are designed to reward individuals who remain with the Company and to further align executive interests with those of the Company’s shareholders. The Company chooses to pay this component of compensation because it believes that stock ownership by executive management is beneficial in aligning activities and decisions with shareholders’ interests of maximizing share value.

Performance-Based Restricted Stock Grants During 2020—Base awards of performance-based restricted stock in 2020 represented 50% of the total dollar value of awards granted to executive officers. If the performance conditions are met, these shares vest at the end of a three-year period. If the Company’s cumulative three-year adjusted non-GAAP earnings per share for the years 2020, 2021 and 2022 equals or exceeds $1.77 (“Target”), then 100% of the grants will vest. If the combined cumulative three-year adjusted non-GAAP earnings per share equals at least 80% but less than 100% of the Target, then a pro-rata percentage of the grants will vest. If the cumulative three-year adjusted non-GAAP earnings per share equals less than 80% of the Target, then the grants will expire.

Stock Option Grants During 2020—Base awards of stock options in 2020 represented 25% of the total dollar value of the awards granted to executive officers. Stock options granted to the executive officers reflect a strike price on the date of grant, vest ratable over three years, and expire 10 (ten) years from the date of grant. For the stock option awards that were granted to the named executive officers during 2020, these options are non-qualified stock options with a grant price of $5.88 per option.

Time-Based Restricted Stock Grants During 2020—Awards of time-based restricted stock grants in 2020 represented 25% of the total dollar value of the awards granted to executive officers. In general, recipients of restricted stock awards receive a specified number of non-transferable restricted shares to be held by the Company, in the name of the grantee, until satisfaction of stipulated vesting requirements. Upon satisfaction of such vesting requirements, restrictions prohibiting transferability will be removed from the vested shares. In determining whether to grant an individual restricted stock, the Compensation Committee considers an executive’s contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive.

Outcomes of 2017 Performance-Based Restricted Stock Grant—During 2017, the named executive officers at that time, except Mr. Laubacker who received certain stock options and restricted stock time-based awards for his promotion to CFO, received performance-based restricted stock grants that represented 100% of the dollar value of the awards issued that year. These grants expired in 2020 as the performance conditions were not met.

(iv)	Benefits

Standard Employee Benefits—We offer select, industry standard benefits as part of our efforts to attract and retain executives. Executive officers are entitled to participate in the same benefit programs afforded generally to all other employees of the Company. Such benefits generally include a 401(k) program, Medical/Dental/Vision Health Plans, Employee Stock Purchase Plan, Short-Term and Long-Term Disability Plans, and a Flexible Spending Account Plan.

Executive-Level Benefits—In addition to the benefits afforded to employees generally, executive officers are also eligible to participate in or receive the benefit of the following Company-sponsored Executive-Level Benefits: Long-Term Executive Disability Plan, Executive Life Insurance Plan, Accidental Death & Dismemberment, Travel Accident Plan, Income Tax Preparation and Advice Program, and the Company’s Change in Control Agreements. Mr. Gydé does not have a change in control agreement as Belgian law determines the calculation of separation benefits. Mr. Gydé’s stock options and restricted stock that have been awarded to him pursuant to the Company’s 2010 Equity Award Plan were amended in May 2019 in connection with his appointment to Chief Executive Officer to provide for immediate vesting in the event his employment is terminated within 6 months before or 24 months after a change in control. A synopsis of these executive-level benefits is provided below:

•

Long-Term Executive Disability Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a long-term disability policy with approximately 70% salary replacement up to $25,000 per month. The benefits provided under the Long-Term Executive Disability Plan are provided instead of the Long-Term Disability Plan afforded to employees generally.

•

Executive Life Insurance Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining a life insurance policy with coverage equal to three times current annual base salary.

•

Accidental Death & Dismemberment & Travel Accident Plan. The Company will pay, on the executive’s behalf, the premiums associated with maintaining an accidental death and dismemberment policy with coverage equal to four times current annual base salary.

•

Income Tax Preparation and Advice Program. The Company will generally reimburse executives for out-of-pocket fees expended, up to $2,000 (€11,000 for Mr. Gydé for 2019 in light of the increased complexity of his tax reporting obligations triggered by his promotion to CEO, and €6,000 thereafter) for tax preparation, financial planning, or advice per year.

•

Change in Control Agreements. All executive officers’ change in control agreements contain double-trigger mechanisms. Pursuant to the terms of these agreements, executives are generally entitled to the following benefits in the event of a change in control (as defined in the agreements) and termination of employment within six (6) months before or 24 months after the date of change in control: (a) immediate vesting of all stock-related awards granted under the 2010 Equity Award Plan, the 2000 Equity Award Plan, or the 1991 Restricted Stock Plan; (b) immediate vesting and cash payout of any deferred compensation accruing pursuant to the Company’s Nonqualified Key Employee Deferred Compensation Plan; and (c) to the extent that the executive’s stock option rights are impeded or adversely affected by the resulting change in control (i.e., no comparable conversion options offered), an executive is entitled to an immediate lump sum payout of the built-in gain on all unexercised stock options, calculated as of the date of the change in control. Further, additional severance benefits apply in the event the executive’s employment is terminated for Good Reason by the executive or without Cause by the Company within six (6) months before or 24 months after the date of change in control. These additional severance benefits include: a lump sum payment of two times the executive’s annual rate of salary, a lump sum payment of two times the executive’s average annual Incentive (calculated from the preceding three years), a lump sum payout (in lieu of continued healthcare coverage) equal to 25% of current salary and highest annual Incentive (from the preceding three years), indemnification coverage for a period of sixty (60) months, a cash-out of equity-based compensation, and payout of any and all deferred compensation accruing up to the date of termination. For more information on potential change in control payments, see “Potential Payments Upon Termination or Change in Control.”

How Executive Compensation is Determined

In order to promote the Company’s objective of tying total compensation to performance in a meaningful manner, the Company has adopted a uniform approach to compensation planning. In short, once the Board of Directors have reviewed and approved the corporate goals and objectives for the entire Company, the Compensation Committee begins the process of setting compensation for the executive officers. Once compensation has been set for the executive officers, they in turn are able to set performance-based objectives for their direct reports. This approach to compensation planning continues throughout the organization. In this manner, the compensation planning process seeks to optimize shareholder value by integrating appropriate employee responsibilities with corporate objectives.

In an effort to accomplish the Company’s objective of offering competitive total compensation packages, the Compensation Committee routinely surveys total compensation packages for all executive officers. In 2020, as has been the practice for several years, the Compensation Committee retained the services of Pay Governance, an independent compensation consulting firm, to undertake an annual compensation review for each of the Company’s executive officers and the Board of Directors. Pay Governance reports to, and acts solely at the direction of, the Compensation Committee. Pay Governance does not provide any other services to the Company or any of the Company’s executive officers individually, aside from those services provided to the Compensation Committee. Pay Governance has provided the Compensation Committee with appropriate assurances and confirmation of its independent status. In addition, the Compensation Committee considered the factors set forth in 17 C.F.R. §240.10C-1(b) (4) (i)-(vi) and believes that Pay Governance has been independent throughout its services to the Compensation Committee. Prior to conducting the study, Pay Governance was provided with job descriptions for each of the executive officers and was specifically instructed to provide the Compensation Committee with a Competitive Market Analysis, a written report for each executive officer reflecting the competitive range of total compensation for comparable positions.

Surveying Methodology Used. Pay Governance used a Willis Towers Watson executive compensation database to create the report. This database contains compensation data from approximately 700 companies. From this data, Pay Governance performed regression analyses designed to identify a competitive range for jobs in similar companies by revenue size, and in similar business units or with similar position-specific revenue responsibilities. Pay Governance’s competitive range is based solely on external competitive data and does not take individual performance or internal pay equity into account. The competitive range identified in the Pay Governance report approximates the statistical mean within one standard deviation. As such, the competitive range tends to fall within approximately 15% of either side of the median. Deviation within this range is usually explained by differences in experience, length of service and/or differences in responsibilities.

For 2020, the Pay Governance report observed that total compensation for all named executive officers, except Mr. Gydé, was within the competitive range. Mr. Gydé was below the competitive range. The total compensation for Mr. Gydé was within the competitive range prior to his promotion to CEO in March 2019.

To further assess the Company’s overall compensation practices versus the market, Pay Governance collected pay data for the CFO position from the most recent proxy statements for a number of peer companies selected by the Compensation Committee.1 Pay Governance selected only the CFO position because all companies are required to report data on this position, and the duties are generally comparable. The results of this comparison indicated that the compensation level for the CFO fell between the 25th and 50th percentiles of the peer companies.

Upon completion of the report, the Compensation Committee met independently with Pay Governance to review the document. The Compensation Committee used a separate Pay Governance study, in conjunction with the Company’s overall long-term financial and operating objectives for 2020, to set total compensation for Mr. Gydé, the Company’s CEO. Mr. Gydé did not have a direct role in establishing the terms of his compensation, the details of which for 2020 are discussed below.

The CEO also used the Pay Governance Competitive Market Analysis, in conjunction with the Company’s overall long-term financial and operating objectives for 2020, to make compensation recommendations to the Compensation Committee for each executive officer. It has been the practice of the Board to approve total compensation packages that contain a significant portion of tailored, performance-based incentives within the executive officer’s purview. The executive officers have no direct role in establishing the terms of their compensation. The details of each named executive officer’s total compensation for 2020 are discussed below.

How Executive Compensation is Governed

Stock Ownership Guidelines

The Company believes that ownership guidelines serve to align the interests of management with those of shareholders by requiring executives to acquire and maintain a meaningful equity position in the Company, which, in turn, supports the Company’s objective of building long-term shareholder value. Furthermore, the Company believes that ownership of equity mitigates the risk of executive actions that could potentially damage or destroy equity value. The Company has adopted stock ownership guidelines for senior executive officers requiring, at minimum: (i) the CEO to own Company shares valued at five (5) times his or her own base salary, and (ii) the CFO, Executive Vice Presidents, and Senior Vice Presidents with oversight of operating segments, to own Company shares valued at three (3) times his or her own base salary. Such officers are expected to achieve their respective level of ownership within five (5) years of first being appointed to their respective positions. To determine the value of each officer’s equity ownership, and for the purposes of satisfying the ownership guidelines, the following forms of equity will be included in the value calculation: shares beneficially owned by the officer, his or her spouse and/or minor children, whether owned outright or in trust; any time-based restricted stock; and any stock held for the officer’s benefit in any deferred compensation or 401(k) plans. As of the date of this proxy statement, all named executive officers are in the process and on track to achieving such guideline requirements.

Specific Executive Officer Compensation Plans and Employment Agreements

Filip J.L. Gydé, President and CEO. In 2020, Mr. Gydé’s total compensation included annual base salary payments of $465,481, an Incentive of $758,850, grants of 65,680 restricted shares with a value of $386,198 (of which approximately 67% of the grants have a performance condition), and a grant of 65,630 stock options with a value of $128,743. In setting baseline compensation and the performance standards for Mr. Gydé, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Gydé received was based on a combination of his baseline compensation, and the extent to which the thresholds for compensation were achieved under his performance-based incentives. Pursuant to Belgian law, the

[1]

The companies selected were: BG Staffing, Inc., Cross Country Healthcare, Inc., The Hackett Group, Inc., Huron Consulting Group, Inc., Information Services Group, Inc., Mastech Digital, Inc., Perficient, Inc., PGRX Global, Inc., and RCM Technologies. Inc.

Company is required to pay Mr. Gydé certain additional benefits that are generally afforded to all Belgian employees. These benefits totaled $65,742 (see the “2020 Summary Compensation Table”). In addition, Mr. Gydé continues to participate in all benefit plans made available to Belgian employees generally under Belgian law to the extent such participation is permissible under applicable law and the terms of the relevant plan, including assurances to permit continued participation in Belgian social security. Mr. Gydé is not eligible to participate in any Company executive or supplemental retirement plans, deferred compensation arrangements or U.S. health or medical insurance plans. While Mr. Gydé’s principal place of employment is in Belgium, he serves at the Company’s headquarters in Buffalo, New York for as much time as necessary or advisable to properly discharge his duties and responsibilities as Chief Executive Officer or as otherwise directed by the Board. Mr. Gydé is also entitled to reimbursement for reasonable travel and housing expenses incurred in connection with travel on Company business. Subsequent to March 2020, Mr. Gydé has been unable to travel to the United States as a result of the travel restrictions resulting from the COVID-19 pandemic. Mr. Gydé’s employment agreement also provides for termination indemnification in the event of termination. See “Potential Payments Upon Termination or Change in Control.”

John M. Laubacker, EVP, CFO and Treasurer. In 2020, Mr. Laubacker’s total compensation included annual salary payments of $343,462, an Incentive of $324,169, grants of 31,870 restricted shares with a value of $187,396 (of which approximately 67% of the grants have a performance condition), and a grant of 31,860 stock options with a value of $62,498. In setting baseline compensation and the performance standards for Mr. Laubacker’s compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Laubacker received was based on a combination of his baseline compensation, and the extent to which the thresholds for compensation were achieved under his performance-based incentives. Mr. Laubacker also received additional benefits totaling $41,902 (see the “2020 Summary Compensation Table”).

Thomas J. Niehaus, EVP of Operations, North America. In 2020, Mr. Niehaus’ total compensation included annual base salary payments of $298,269, an Incentive of $224,856, grants of 34,210 restricted shares with a value of $201,155 (of which approximately 34% of the grants have a performance condition), and a grant of 17,200 stock options with a value of $33,740. In setting baseline compensation and the performance standards for Mr. Niehaus’ compensation, the Compensation Committee considered the Pay Governance report. The total amount of compensation that Mr. Niehaus received was based on a combination of his baseline compensation, and the extent to which the thresholds for compensation were achieved under his performance-based incentives. Mr. Niehaus also received additional benefits totaling $70,033 (see the “2020 Summary Compensation Table”).

Peter P. Radetich, SVP, Secretary and General Counsel. In 2020, Mr. Radetich’s total compensation included annual base salary payments of $266,635, an Incentive of $299,339, grants of 18,480 restricted shares with a value of $108,662 (of which approximately 67% of the grants have a performance condition), and a grant of 18,470 stock options with a value of $36,232. In setting baseline compensation and the performance standards for Mr. Radetich’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Radetich received was based on a combination of his baseline compensation, and the extent to which the thresholds for compensation were achieved under his performance-based incentives. Mr. Radetich also received additional benefits totaling $22,073 (see the “2020 Summary Compensation Table”).

Rénald Wauthier, SVP, Europe. Mr. Wauthier’s was promoted to Senior Vice President, Europe on April 1, 2020. Mr. Wauthier’s total compensation included annual base salary payments (including payments made under a program administered by the Luxembourg government) of $289,389, an Incentive of $200,415, grants of 33,560 restricted shares with a value of $197,333 (of which approximately 29% of the grants have a performance condition), and a grant of 14,370 stock options with a value of $28,189. In setting baseline compensation and the performance standards for Mr. Wauthier’s compensation, the Compensation Committee considered the Pay Governance report and his past performance. The total amount of compensation that Mr. Wauthier received was based on a combination of his baseline compensation, and the extent to which the thresholds for compensation were achieved under his performance-based incentives. Mr. Wauthier also received additional benefits totaling $28,048 (see the “2020 Summary Compensation Table”).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in this 2021 proxy statement.

Submitted by the Compensation Committee

Valerie Rahmani, Chair

James R. Helvey III

David H. Klein

Raj Rajgopal

Daniel J. Sullivan

Owen J. Sullivan

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, the Compensation Committee was comprised entirely of independent directors. The Compensation Committee of the Board of Directors is currently composed of Valerie Rahmani as Chair, James R. Helvey III, David H. Klein, Raj Rajgopal, Kathryn A. Stein, and Daniel J. Sullivan. No member of the Compensation Committee is a current or former officer or employee of the Company. During the year ended December 31, 2020, none of our executive officers served as a director or member of the Compensation Committee (or other committee performing similar functions) of another entity when an executive officer of such entity served as a director of the Company or on the Compensation Committee.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)		Total ($)
Filip J.L. Gydé	2020	$465,481	$386,198	$128,743	$758,850	$65,742	(6)	$1,805,014
President and CEO (March 2019 to present) EVP, President and GM, CTG Europe	2019	$395,508	$449,995	$—	$497,303	$70,945	(6)	$1,413,751
	2018	$356,971	$45,000	$—	$229,406	$113,268	(6)	$744,645

John M. Laubacker	2020	$343,462	$187,396	$62,498	$324,169	$41,902	(7)	$959,427
EVP, CFO and Treasurer	2019	$355,000	$209,998	$—	$302,333	$34,578	(7)	$901,909
	2018	$320,000	$71,640	$—	$106,152	$30,323	(7)	$528,115

Thomas J. Niehaus	2020	$298,269	$201,155	$33,740	$224,856	$70,033	(8)	$828,053
EVP of Operations, North America (from May 5, 2019 to present)	2019	$215,000	$101,097	$33,518	$145,193	$47,681	(8)	$542,489

Peter P. Radetich	2020	$266,635	$108,662	$36,232	$299,339	$22,073	(9)	$732,941
SVP, Secretary and General Counsel	2019	$283,000	$144,996	$—	$285,669	$19,964	(9)	$733,629
	2018	$283,000	$50,400	$—	$102,689	$20,018	(9)	$456,107

Rénald Wauthier	2020	$289,389	$197,333	$28,189	$200,415	$28,048	(10)	$743,374
SVP, Europe (from April 1, 2020 to present)

(1)

During 2020, all of the named executive officers took a reduction in pay equaling 20% of their base compensation for 25 weeks. Mr. Wauthier was reimbursed for his reduction in pay under a program administered by the Luxembourg government.

(2)

The amounts in this column reflect the aggregate grant date fair value for the awards granted in the fiscal years ended December 31, 2020, 2019, and 2018 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”) under Item 8, “Financial Statements and Supplementary Data.”

(3)

The amounts in this column reflect the aggregate grant date fair value for the options granted in the fiscal years ended December 31, 2020, 2019, and 2018 as applicable, as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements, which are included in the Annual Report under Item 8, “Financial Statements and Supplementary Data.”

(4)	Represents cash payments earned under the respective executive’s annual cash incentive plan.

(5)

Life Insurance. During 2020, 2019, and 2018, the Company provided life insurance benefits for Messrs. Gydé, Laubacker, Niehaus and Radetich. The premiums paid by the Company in 2020 for this benefit totaled $45,169, $19,579, $47,575 and $0, respectively. The premiums paid by the Company for this benefit in 2019 for Messrs. Gydé, Laubacker, Niehaus and Radetich totaled $38,151, $15,969, $32,452, and $0, respectively. The premiums paid by the Company for this benefit in 2018 for Messrs. Gydé, Laubacker and Radetich totaled $30,773, $13,268, and $0, respectively.

401(k) Contributions. The Company may match up to 3% of the contributions made by Messrs. Laubacker, Niehaus, and Radetich to the Computer Task Group, Incorporated 401(k) Retirement Plan. Contributions made by the Company to Messrs. Laubacker, Niehaus and Radetich in 2020 totaled $2,495, $207, and $1,054, respectively. No contributions were made in 2019. In 2018, the Company contributed $375 to Mr. Laubacker’s account.

(6)

Previously, the Company paid Mr. Gydé: (i) 92% of one month’s pay as vacation pay and (ii) a year-end premium equal to one month’s base salary. Together, these legal obligations totaled $14,321 in 2019, and $63,005 in 2018. The Company also contributes towards Mr. Gydé’s cafeteria plan account, which is a plan generally available to all Belgium employees. Contributions to Mr. Gydé’s cafeteria plan totaled $45,169 in 2020, $38,151 in 2019, and $30,773 in 2018. The Company also leases an automobile for Mr. Gydé’s use, which is an option provided to all Belgium employees with a likelihood of traveling. The cost to the Company for leasing Mr. Gydé’s automobile was $15,904 in 2020, $16,234 in 2019, and $17,128 in 2018. Mr. Gydé also received $4,669, $2,239 and $2,362 for the Income Tax Preparation and Financial Advice Program in 2020, 2019, and 2018, respectively. For the amounts paid to Mr. Gydé in Euros, the amounts were converted to U.S. Dollars based on the average foreign currency exchange rates for 2020, 2019, and 2018.

(7)

In addition to life insurance premiums (as further disclosed in footnote 5), during 2020, 2019, and 2018, Mr. Laubacker received a total value of $22,323, $18,609, and $17,055, respectively, in Other Compensation for the following Benefits (which are further described herein): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, 401(k) match, and the Company’s Medical and Dental Plan.

(8)

In addition to life insurance premiums (as further disclosed in footnote 5), during 2020 and 2019 Mr. Niehaus received a total value of $22,458 and $15,229 for the following Benefits (which are further described herein): Long-Term Executive Disability Plan, Accidental Death & Dismemberment & Travel Accident Plan, 401(k) match, the Company’s Medical and Dental Plan, and the Income Tax Preparation and Advice Program.

(9)

In addition to life insurance premiums (as further disclosed in footnote 5), during 2020, 2019, and 2018, Mr. Radetich received a total value of $21,964, $19,964, and $20,817 for the following Benefits (which are further described herein): Long-Term Executive Disability Plan, 401(k) match, the Company’s Medical and Dental Plan, and the Income Tax Preparation and Advice Program.

(10)

Mr. Wauthier, who was promoted to SVP on April 1, 2020, received $21,233 in 2020 for the Company leasing an automobile for the benefit of Mr. Wauthier, which is an option provided to all Luxembourg employees with a likelihood of traveling. Mr. Wauthier also received a total of $6,815 in 2020 for other statutory benefits.

Pursuant to Company policies, an Incentive is only earned by and payable to an individual who remains in the Company’s employ on the date of Incentive distribution. Incentive payments for 2020 were made on February 26, 2021.

2020 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Threshold # (4)	Target # (5)	Maximum # (5)	All Other Stock Awards: Number of Shares of Stock or Units #	All Other Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (6)
Filip J.L. Gydé	—	$257,500	$515,000	$1,030,000	—	—	—	—	—	—	—
	3/6/2020	—	—	—	21,895	43,790	43,790	—	—	—	$257,485
	3/6/2020	—	—	—	—	—	—	21,890	—	—	$128,713
	3/6/2020	—	—	—	—	—	—	—	65,630	$5.88	$128,743
John M. Laubacker	—	$110,000	$220,000	$440,000	—	—	—	—	—	—	—
	3/6/2020	—	—	—	10,625	21,250	21,250	—	—	—	$124,950
	3/6/2020	—	—	—	—	—	—	10,620	—	—	$62,446
	3/6/2020	—	—	—	—	—	—	—	31,860	$5.88	$62,498
Thomas J. Niehaus	—	$107,500	$215,000	$430,000	—	—	—	—	—	—	—
	3/6/2020	—	—	—	5,735	11,470	11,470	—	—	—	$67,444
	3/6/2020	—	—	—	—	—	—	22,740	—	—	$131,711
	3/6/2020	—	—	—	—	—	—	—	17,200	$5.88	$33,740
Peter P. Radetich	—	$101,575	$203,149	$406,298	—	—	—	—	—	—	—
	3/6/2020	—	—	—	6,160	12,320	12,320	—	—	—	$72,442
	3/6/2020	—	—	—	—	—	—	6,160	—	—	$36,221
	3/6/2020	—	—	—	—	—	—	—	18,470	$5.88	$36,231
Rénald Wauthier	—	$53,511	$107,023	$214,045	—	—	—	—	—	—	—
	3/6/2020	—	—	—	4,795	9,590	9,590	—	—	—	$56,389
	3/6/2020	—	—	—	—	—	—	23,970	—	—	$140,944
	3/6/2020	—	—	—	—	—	—	—	14,370	$5.88	$28,189

(1)	The amounts shown reflect Incentives that would be paid for achieving 80% of the plan target.

(2)

The amounts shown reflect Incentives that would be paid for achieving 100% of all stipulated plan targets. For Mr. Wauthier, his annual incentive as SVP for 2020 was $142,697, but this amount was prorated to $107,023 as his promotion was effective April 1, 2020. Additionally, Mr. Wauthier earned $29,906 of incentives as his role as a VP between January 1, 2020 and March 31, 2020.

(3)	The amounts shown reflect the maximum Incentives that would be paid under the stipulated plan.

(4)	The number of shares shown reflect the number of shares that will be awarded for achieving 80% of the plan target.

(5)

The number of shares shown reflect the number of shares that will be awarded for achieving 100% or more of the plan target. Further discussion of incentive plan calculations is provided under the sections entitled “Components of Executive Compensation,” and “Performance-Based Incentives” contained herein.

(6)

The amounts in this column reflect the aggregate grant date fair value for the stock or options granted in the fiscal year ended December 31, 2020 as computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in footnote 10 to the Company’s audited financial statements, which are included in the Annual Report under Item 8, “Financial Statements and Supplementary Data.”

Recipients of performance-based restricted stock awards, stock options, and time-based restricted stock awards were required to enter into agreements with the Company governing the vesting, exercise and/or transferability (as applicable) of such awards. Vesting requirements for time-based restricted stock awards are based solely on continued employment.

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name/Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Filip J.L. Gydé
02/15/2011	10,000	—		—	$12.16	2/15/2021	—		—	—	—
02/14/2012	9,000	—		—	$15.04	2/14/2022	—		—	—	—
02/12/2013	9,000	—		—	$20.68	2/12/2023	—		—	—	—
02/19/2014	9,000	—		—	$16.93	2/19/2024	—		—	—	—
11/10/2015	13,600	—		—	$7.48	11/10/2025	—		—	—	—
03/06/2020	—	65,630	(1)	—	$5.88	3/6/2030	—		—	—	—
	—	—		—	—	—	181,957	(8)	$1,113,577	—	—
John M. Laubacker
02/15/2011	7,500	—		—	$12.16	2/15/2021	—		—	—	—
02/14/2012	7,000	—		—	$15.04	2/14/2022	—		—	—	—
02/12/2013	7,000	—		—	$20.68	2/12/2023	—		—	—	—
02/19/2014	7,000	—		—	$16.93	2/19/2024	—		—	—	—
11/10/2015	10,400	—		—	$7.48	11/10/2025	—		—	—	—
05/15/2017	18,675	6,225	(2)	—	$5.75	5/15/2027	—		—	—	—
03/06/2020	—	31,860	(3)	—	$5.88	3/6/2030	—		—	—	—
	—	—		—	—	—	116,266	(9)	$711,548	—	—
Thomas J. Niehaus
05/31/219	8,834	17,666	(4)	—	$4.20	5/31/2029	—		—	—	—
03/06/2020	—	17,200	(5)	—	$5.88	3/6/2030	—		—	—	—
	—	—		—	—	—	53,234	(10)	$325,792	—	—
Peter P. Radetich
02/15/2011	10,000	—		—	$12.16	2/15/2021	—		—	—	—
02/14/2012	9,000	—		—	$15.04	2/14/2022	—		—	—	—
02/12/2013	9,000	—		—	$20.68	2/12/2023	—		—	—	—
02/19/2014	9,000	—		—	$16.93	2/19/2024	—		—	—	—
11/10/2015	14,500	—		—	$7.48	11/10/2025	—		—	—	—
03/06/2020	—	18,470	(6)	—	$5.88	3/6/2030	—		—	—	—
	—	—		—	—	—	75,891	(11)	$464,453	—	—
Rénald Wauthier
03/06/2020	—	14,370	(7)	—	$5.88	3/6/2030	—		—	—	—
	—	—		—	$—	—	55,160	(12)	$337,579	—	—

(1)	21,877, 21,876, and 21,877 vest on 3/6/2021, 3/6/2022, and 3/6/2023, respectively.

(2)	6,225 vest on 5/15/2021.

(3)	10,620 vest on each of 3/6/2021, 3/6/2022, and 3/6/2023.

(4)	8,833 vest on each of 5/31/2021 and 5/31/2022.

(5)	5,734, 5,733, and 5,733 vest on 3/6/2021, 3/6/2022, and 3/6/2023, respectively.

(6)	6,157, 6,156, and 6,157 vest on 3/6/2021, 3/6/2022, and 3/6/2023, respectively.

(7)	4,790 vest on each of 3/6/2021, 3/6/2022, and 3/6/2023.

(8)

For Mr. Gydé, the shares were granted from March 20, 2018 to March 6, 2020 and vest over time periods no longer than three years from the date of grant. Of these shares, 160,067 include a performance condition.

(9)

For Mr. Laubacker, the shares were granted from May 15, 2017 to March 6, 2020 and vest over time periods no longer than four years from the date of grant. Of these shares, 103,646 include a performance condition.

(10)

For Mr. Niehaus, the shares were granted from May 31, 2019 to March 6, 2020 and vest over time periods no longer than three years from the date of grant. Of these shares, 25,161 include a performance condition.

(11)

For Mr. Radetich, the shares were granted from March 20, 2018 to March 6, 2020 and vest over time periods no longer than three years from the date of grant. Of these shares, 69,731 include a performance condition.

(12)

For Mr. Wauthier, the shares were granted from May 15, 2017 to March 6, 2020 and vest over time periods no longer than four years from the date of grant. Of these shares, 9,590 include a performance condition.

2020 OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Company’s named executive officers regarding stock option exercises and vesting of stock awards during 2020.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Filip J.L. Gydé	—	$—	6,788	$39,710

John M. Laubacker	—	$—	6,913	$36,861

Thomas J. Niehaus	—	$—	2,667	$10,935

Peter P. Radetich	—	$—	6,838	$40,002

Rénald Wauthier	—	$—	14,213	$64,816

(1)

For Option Awards, the value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price. For Stock Awards, the value realized is based on the fair market value of the underlying stock on the vest date.

Pension Benefits

The Company maintains an Executive Supplemental Benefit Plan (“Supplemental Plan”) which provides certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then-current benefits, provide no additional benefit accruals for participants and to admit no new participants. None of the named executive officers participate in the Supplemental Plan.

Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee’s base compensation at termination or as of December 1, 1994, whichever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is also a participant in the Deferred Compensation Plan, the normal retirement age was increased to 65.

2020 NONQUALIFIED DEFERRED COMPENSATION

Name of Executive Officer	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Filip J.L. Gydé	—	—	$—	—	$—
John M. Laubacker	—	—	$28,482	—	$179,096
Thomas J. Niehaus	26,948	—	$6,113	—	$37,190
Peter P. Radetich	—	—	$57,475	—	$316,041
Rénald Wauthier	—	—	$—	—	$—

(1)

During 2017, the Company discontinued its contributions under the Nonqualified Key Employee Deferred Compensation Plan. Mr. Gydé and Mr. Wauthier do not have an account under the Deferred Compensation Plan as they are not eligible to participate in the plan.

On February 2, 1995, the Compensation Committee approved the creation of a Nonqualified Key Employee Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan is a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to elect to defer a percentage of their annual cash compensation. Prior to 2017, participants were eligible to receive a Company contribution of a percentage of their base compensation and annual Incentive if the Company attained annual defined performance objectives for the year. These performance objectives were on an annual basis for the upcoming year. The contribution to the Deferred Compensation Plan by the Company was discontinued during 2017.

Plan participants have a 100% non-forfeitable right to the value of their corporate contribution account after the fifth anniversary of employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or upon the occurrence of a Change in Control Event (as defined in the Deferred Compensation Plan), the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. The Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Compensation Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company.

Potential Payments upon Termination or Change in Control

Agreement with Mr. Gydé—Employment Agreement. Effective as of March 1, 2019 the Company and Mr. Gydé entered into an employment agreement that provides that each party may terminate the employment agreement in accordance with the provisions of the Belgian law of July 3, 1978 relating to employment contracts. Any termination indemnities that may be due and owing to Mr. Gydé will take into account the co-employment between the Company and the Company’s Belgian subsidiary and will be done according to the transitional provisions as included in the articles 67, 68 and 69 of the Belgian Law of December 26, 2013 regarding the introduction of a unified statute, with the period May 1, 1987 until December 31, 2013 fully to be taken into account and severance payments to be calculated under the scheme of article 68 of said legislation. Prior to his appointment as Chief Executive Officer in March 2019, Mr. Gydé had not entered into an employment agreement with the Company itself since Belgian law mandates certain separation benefits.

Under Belgian law, Mr. Gydé is entitled to notice prior to a termination of his employment by the Company, expressed as a period of months for service prior to January 1, 2014 plus a period of weeks for service after January 1, 2014. As of December 31, 2020, Mr. Gydé would have been entitled to 27 months plus 18 weeks of notice. Alternatively, in lieu of providing notice, the Company may elect to pay a termination indemnity to Mr. Gydé. The amount of the termination indemnity is determined pursuant to Belgian law and is based on the duration of Mr. Gydé’s employment with the Company and the amount of his gross annual compensation package. If Mr. Gydé’s employment with the Company and the Company’s Belgian subsidiary had been terminated without notice on December 31, 2020, Mr. Gydé would have been entitled to a termination indemnity totaling $3,730,234. In the event of a termination of Mr. Gydé’s employment, his equity awards would be subject to the terms of the 2010 Equity Award Plan.

Agreement with Mr. Gydé—Change in Control. In connection with his promotion to Chief Executive Officer, Mr. Gydé’s stock option and restricted stock awards granted under the Company’s 2010 Equity Award Plan were amended pursuant to a letter agreement in May 2019 (the “Letter Agreement”) to provide for immediate vesting in the event his employment is terminated for any reason other than Cause, Death or Disability within 6 months before or 24 months after a change in control. Mr. Gydé does not otherwise have a change in control agreement.

Pursuant to the Letter Agreement, upon a termination of his employment for any reason other than Cause, Death or Disability within 6 months before or 24 months after a change in control, Mr. Gydé would immediately become fully vested in any stock option or restricted stock awards previously granted. These awards are more fully described in the table titled “2020 Outstanding Equity Awards at Fiscal Year-End.” If the stock price of the Company was $6.12, which was the closing price of the stock on December 31, 2020, then Mr. Gydé could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Name of Executive Officer	Restricted Stock	Stock Options
Filip J.L. Gydé	$1,113,577	$—

In addition, pursuant to the Letter Agreement, in the event of a change in control, Mr. Gydé’s stock-based award with performance-based vesting conditions would, immediately prior to the change in control, be deemed to have satisfied the performance-based vesting conditions at the greater of the target level or the pro rata portion of the level of achievement of the performance goals that the Compensation Committee determines he likely would have received for the performance period during which his employment was terminated, had his employment not terminated. Such performance-based equity awards would then vest, unless sooner accelerated, monthly in equal installments over the remaining performance period (a “Modified Award”), and the Board would cause any successor to assume the Modified Awards.

With respect to any stock-based award with performance-based vesting conditions, in the event of a change in control in which the Company’s common stock ceases to be listed on the New York Stock Exchange or the NASDAQ Global Select Market or the Company’s common stock is converted into any consideration other than shares of common stock listed on the New York Stock Exchange or the NASDAQ Global Select Market, then immediately prior to such change in control, the Board in its reasonable discretion must take one of the following actions:

•	terminate such awards as of immediately prior to the consummation of the change in control in exchange for a payment equal to the excess of the fair market value of such award,

•

accelerate all vesting conditions in such award so that the award is fully exercisable immediately prior to the consummation of the change in control, with such vesting and notice of exercise contingent upon consummation of the change in control;

•	issue substitute awards that will substantially preserve the realizable value and otherwise applicable terms of any affected awards previously granted to Mr. Gydé; or

•	any combination of the foregoing.

Because Mr. Gydé does not have a change in control agreement and Belgian law does not provide for payments upon a change in control, so long as his compensation, duties and responsibilities are not reduced as a result of a change in control, a change in control alone would not trigger any payments to Mr. Gydé, other than with respect to his equity awards, as described above. If Mr. Gydé’s employment is terminated or constructively terminated in connection with a change in control, however, he would be entitled to notice or the termination indemnity described in the section entitled “Agreement with Mr. Gydé—Employment Agreement.”

Agreements with Mr. Laubacker. Mr. Laubacker has an employment agreement affording severance benefits upon termination. Pursuant to the terms of such agreement, in the event of termination by Mr. Laubacker for Good Reason (as that term is defined in the agreement), or by the Company other than for Cause (as that term is defined in the agreement), Mr. Laubacker would receive a lump-sum cash payment equal to his current base salary plus an amount equal to the average annual Incentive paid to Mr. Laubacker during the most recent three-year period. Mr. Laubacker would also continue to receive medical and dental benefits for a period of twelve (12) months. Had Mr. Laubacker’s employment been terminated on December 31, 2020, he would have been eligible to receive an initial lump-sum cash payment equal to $624,218. Mr. Laubacker would also receive, for a period of twelve months, continuing medical and dental coverage under any plans he participates in as of the effective date of such termination. The value of continued medical and dental benefits would likely total approximately $4,852.

Agreements with Other Executive Officers. Each of the other named executive officers, except Mr. Gydé, have entered into a change in control agreement with the Company. All executive officers Change in Control agreements contain double trigger mechanisms.

If a change in control occurred on December 31, 2020, then each of the named executive officers (excluding Mr. Gydé) would have immediately become fully vested in any stock option or restricted stock awards previously granted. These awards are more fully described in the table entitled “2020 Outstanding Equity Awards at Fiscal Year-End.” If the stock price of the Company was $6.12, which was the closing price of the stock on December 31, 2020, then the named executive officers could potentially have realized gains, before tax, from the sale of vested securities in the following amounts:

Name of Executive Officer	Restricted Stock	Stock Options
John M. Laubacker	$711,548	$6,910
Thomas J. Niehaus	$325,792	$16,961
Peter P. Radetich	$464,453	$—
Rénald Wauthier	$337,579	$—

Had the above mentioned executive officers’ employment been terminated without Cause by the Company or by themselves with Good Reason within six (6) months prior to or 24 months following such a change in control, they would also have been entitled to receive, by the tenth day following their termination, lump-sum cash payments from the Company in the following amounts:

•	Mr. Laubacker would have received a lump-sum payment of $1,424,478;

•	Mr. Niehaus would have received a lump-sum payment of $1,168,763;

•	Mr. Radetich would have received a lump-sum payment of $1,197,049; and

•	Mr. Wauthier would have received a lump-sum payment of $1,102,059.

These payments equal two (2) times the sum of each individual’s current annual salary, which as of December 31, 2020 were $380,000 for Mr. Laubacker, $330,000 for Mr. Niehaus, $295,000 for Mr. Radetich, and $318,881 for Mr. Wauthier. It also includes two (2) times their average annual Incentive payment from the last three years and an amount equal to 25% of each individual’s current base salary and the highest annual Incentive payment from the last three years. This amount is intended to cover fringe benefits such as 401(k), health, medical, dental, disability and similar benefits for a period of twenty-four months.

Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The compensation for our CEO in 2020 was approximately 35 times the median pay of our employees.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s rules and regulations under Item 402(u) of Regulation S-K. We identified the median employee by examining the 2020 total cash compensation for all individuals, excluding our CEO, who were actively employed by us on December 31, 2020, the last day of our fiscal year. We included full-time, part-time, and seasonal employees. For employees that were not located in the U.S., we converted their total cash compensation from local currencies to US dollars by using the 2020 average currency exchange rates per www.irs.gov (https://www.irs.gov/individuals/international-taxpayers/yearly-average-currency-exchange-rates). We did not make any other assumptions, adjustments, or estimates with respect to the total cash compensation, and we did not annualize the compensation for any employees that were not employed by us for all of 2020. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

After identifying the median employee based on total cash compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “2020 Summary Compensation Table” herein.

As illustrated in the table below, our 2020 CEO to median employee pay ratio is 35:1:

	Filip J.L. Gydé, President and CEO	Median CTG Employee
Salary	$465,481	$51,999
Overtime Pay	—	—
Stock Awards	514,941	—
Non-Equity Incentive	758,850	—
All Other Compensation	65,742	—

	$1,805,014	$51,999

Ratio	34.71	1.00

Directors’ and Officers’ Liability Insurance

The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors’ and officers’ liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policies, with a policy period effective May 1, 2021, were issued by The Chubb Group of Insurance Companies, Allied World Assurance Company (U.S.) Inc., Argo Group International Holdings, Ltd and XL Specialty Insurance Company (AXA) at an annual premium of $248,000.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

During the 2020 fiscal year, Company Director, Valerie Rahmani, failed to timely report one transaction consisting of the purchase of 2,272 shares of the Company’s common stock that occurred on December 11, 2020. There were no other known delinquent filings for fiscal 2020 and no known delinquent filings from a previous fiscal year that became known during the last fiscal year.

PROPOSAL 2—APPROVAL OF

NON-BINDING RESOLUTION

ON EXECUTIVE COMPENSATION

We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our named executive officers, as disclosed in this proxy statement.

As required by Section 14A of the Exchange Act, shareholders have an opportunity to cast an advisory vote on compensation of executives as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal year 2020 executive compensation programs and policies and the compensation paid to the named executive officers. At the Company’s Annual Meeting in 2017, the majority of our shareholders voted to advise us to include a Say-on-Pay proposal every year, and the Board of Directors determined that the Company will hold an advisory shareholder vote on the compensation of executives every year. This non-binding, advisory vote on the frequency of Say-on-Pay proposals must be held at least once every six years. The next such vote is expected to be held at the Company’s Annual Meeting in 2023.

At the September 2020 Annual Meeting, shareholders were asked to approve the Company’s fiscal 2019 executive compensation programs. Of those who voted for or against, more than 78% voted to approve the proposal. In light of these results, and in consideration of shareholder input obtained from outreach efforts taken in connection with the 2020 Annual Meeting of Shareholders, the Compensation Committee carefully reviewed the Company’s executive compensation practices. After careful review and consideration as well as input from Pay Governance LLC, the Committee’s independent compensation consulting firm, the Compensation Committee concluded that the Company’s existing executive compensation program continues to be the most appropriate and effective for the Company in rewarding executives, commensurate with business results. The Compensation Committee continues to believe that the best way to align the CEO’s compensation with shareholder interests is to place the majority of his compensation at risk in the form of long-term performance-based equity awards and annual incentive opportunity.

This proposal allows our shareholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation of the named executive officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its shareholders to be consistent with our commitment to high standards of corporate governance. We will continue to keep an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives.

The Board of Directors recommends a vote “FOR” approval of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although the vote is non-binding, the resolution will be considered passed with the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors. It will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee will take into account the outcome of this advisory vote when considering future compensation arrangements for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE

FOR THE APPROVAL OF THIS RESOLUTION

PROPOSAL 3—RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Auditors and Fees

The Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2021. Grant Thornton has served as the independent registered public accounting firm for the Company since 2019. Ratification by our shareholders of the selection of Grant Thornton as our independent registered accounting firm is not required by our Restated By-laws or otherwise. However, the Board is submitting the selection of Grant Thornton as a matter of good corporate practice. Approval of the proposal requires a majority of the votes cast on the proposal. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.

A representative of Grant Thornton will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. To the best of the Company’s knowledge, no member of Grant Thornton has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. Fees paid to Grant Thornton for services rendered in fiscal years 2020 and 2019 were as follows:

Audit Fees—The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for the fiscal year, including the Company’s foreign subsidiaries, the reviews of the financial statements included in the Company’s Form 10-K and 10-Qs, and services rendered in connection with the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations were approximately $694,885 in 2020 and $640,326 in 2019.

Audit-Related Fees—There were no fees billed for assurance and related services rendered by Grant Thornton LLP in 2020 and 2019, respectively, that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees—Fees totaled $15,700 and $20,315 for tax compliance, tax advice and tax planning provided by Grant Thornton in 2020 and 2019, respectively.

All Other Fees—No other fees were paid to Grant Thornton LLP in 2020 or 2019.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all fees paid to and all services performed by the Company’s independent registered public accounting firm, including the nature, type and scope of services to be performed during the year. Any services to be performed during the year that are outside the scope of the initial services and fees approved by the Audit Committee, must be approved prior to being performed. In addition, the independent registered public accounting firm is required to confirm that such services do not impair its independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE APPROVAL OF THIS RESOLUTION

PROPOSAL 4—APPROVAL AND RATIFICATION OF THE

COMPUTER TASK GROUP, INCORPORATED AMENDED AND RESTATED FIRST EMPLOYEE STOCK PURCHASE PLAN

Background and Purpose for the Amendment and Restatement

At the Annual Meeting, shareholders are being asked to consider and take action upon a proposal to approve and ratify the amendment and restatement of the Company’s First Employee Stock Purchase Plan (as amended and restated, the “Plan”) to increase the number of shares of the Company’s common stock that can be purchased under the Plan by 150,000 shares, bringing the total available for purchase to 165,000 shares. The Company believes approval of the Plan is advisable in order to ensure the employees of the Company and its subsidiaries are provided with an opportunity to purchase shares of common stock, par value $0.01 per share, of the Company (“Shares”), thereby providing an incentive for them to remain in the employ of the Company and its subsidiaries and to give them a proprietary interest in its success. Approval of this proposal requires a majority of the votes cast on the proposal. If the Plan is approved at the Annual Meeting, it will become effective as of September 16, 2021, the date of the Annual Meeting.

Description of the Plan

All employees of the Company and its subsidiaries are eligible to participate in the Plan and to purchase shares of the Company’s common stock. Approximately 3,300 employees are eligible to participate in the Plan, and approximately 85 employees currently participate in the Plan. None of the Named Executive Officers identified in the Compensation Table are currently participants under the Plan. Plan participants have the option on each payday to purchase shares of the Company’s common stock by payroll deduction (up to a maximum of 10% of their bi-weekly compensation) at the closing price on the day preceding the payday as determined on by the primary securities exchange in which such shares are traded. An employee may not purchase shares if immediately after the option to purchase the shares is granted to him or her, he or she would (i) own 5% or more of the shares of the Company’s common stock or (ii) exceed the $25,000 limitation set forth in IRS Code Section 423. The full text of the Plan is set forth in Appendix A hereto and shareholders are urged to refer to it for a complete description of the Plan. The following summary is qualified in its entirety by reference to the full text of the Plan.

The following paragraphs provide a summary of the principal features of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Plan, a copy of which is included hereto as Appendix A. Unless otherwise indicated herein, capitalized terms shall have the meaning set forth in the Plan.

Awards

Shares shall be purchased under the Plan by the exercise of options granted thereunder. Each employee who participates in the Plan (“Plan Participant”) shall be granted an option on each payday of the Company which shall entitle him or her to purchase Shares under the Plan up to the maximum number of Shares which he or she can purchase with no more than 10% of the total compensation paid to him or her by the Company or any of its Subsidiaries. Such amount shall be proportionately reduced to reflect the employee’s maximum length of service with the Company or any of its subsidiaries in the Plan Year.

The purchase price for Shares purchased under the Plan shall be the fair market value of the Shares on the last day immediately preceding the payday on which the Shares are purchased (the “Price Date”). The term “fair market value” shall be equal to the regular session closing price for a Share as reported on the primary exchange on which the Shares are listed and traded on the Price Date, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported. In no event shall the purchase price for Shares purchased be less than the par value thereof. As of August 6, 2021, the closing price of our common stock on the NASDAQ was $8.40.

Shares Subject to the Plan—Limits for Awards

The common stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares or reacquired shares, bought on the market or otherwise. The maximum number of Shares that are issued under the Plan cannot exceed the maximum aggregate number of Shares authorized under the Plan as may be adjusted under Section 15 of the Plan. For purposes of the Plan and subject to adjustment as provided in Section 15, the total number of Shares authorized under the Plan will be 165,000 if an additional 150,000 shares are approved by the shareholders at the Annual Meeting of Shareholders to be held on September 16, 2021.

Term

The Plan shall remain in effect until terminated by the Compensation Committee or as otherwise set forth in the Plan. Each calendar year shall be a Plan Year.

Administration

The Plan shall be administered by the Compensation Committee who shall not receive any compensation for administering the Plan. The Compensation Committee may from time to time interpret, construe, and amend the Plan, adopt rules and regulations relating to its administration and appoint one or more agents to assist in the administration of the Plan. Any interpretation or construction of any provision of the Plan by the Compensation Committee shall be final, conclusive, and binding. The Company shall pay all expenses of the administration of the Plan.

Eligibility to Participate

All employees of the Company and its Subsidiaries shall be eligible to participate in the Plan and to purchase Shares, except that no employee may participate in the Plan, if immediately after an option is granted to him or her under the Plan, he or she would own (as defined in Section 424 of the Code) Shares of the Company (including shares of the Company which he or she may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company. In addition, no employee may participate in the Plan if the option granted to him or her under the Plan would permit him or her to purchase Shares under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Shares (determined at the time the option is granted) in any Plan Year. For purposes of this paragraph, the rules set forth in Section 423(b)(8)(A), (B) and (C) of the Code shall be applicable. As of August 6, 2021, there were approximately 3,300 employees eligible to participate in the Plan.

Capitalization Adjustments

If there is any change in the outstanding Shares as a result of a stock dividend, stock split or combination of Shares or any other change, or exchange for other securities, by reclassification, reorganization, redesignation, merger, consolidation, or recapitalization or otherwise, the Compensation Committee may make appropriate adjustments in the number, kind, and prices per share of Shares subject to outstanding options in order to preserve the relative benefits to the participants.

Amendments to the Plan

The Compensation Committee may amend the Plan at any time in its sole discretion; provided, however, that without shareholder approval, the Plan may not be amended: (a) to materially increase the number of Shares which may be purchased pursuant to the Plan; (b) to materially modify the requirements as to eligibility for participation in the Plan; (c) to materially increase the benefits accruing to Plan Participants under the Plan; or (d) if the effect of the amendment is to cause the Plan to no longer be qualified as an “employee stock purchase plan” under Section 423 of the Code.

US Federal Income Tax Consequences

The following summary briefly describes the general U.S. federal income tax consequences of purchase rights under the Plan for participants who are tax residents in the U.S., current as of August 6, 2021, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Plan should consult their own professional tax advisors regarding the taxation of purchase rights under the Plan. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in countries other than the U.S. does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the Plan are made on an after-tax basis. That is, a participant’s contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction. Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her purchase right under the Plan. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any Shares that the participant acquires under the Plan. The particular tax consequences of a sale of Shares acquired under the Plan depend on whether the participant has held the Shares for a “Required Holding Period” before selling or disposing of the Shares. The Required Holding Period starts on the date that the participant acquires the Shares under the Plan and ends on the later of (1) two years after the first day of the offering period in which the participant acquired the Shares, and (2) one year after the purchase date on which the participant acquired the Shares.

If the participant holds the Shares for the Required Holding Period and then sells the Shares at a price in excess of the purchase price paid for the Shares, the gain on the sale of the Shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the Shares on the first day of the offering period in which the participant acquired the Shares exceeded the purchase price of the Shares (determined as of the first day of the offering), and (2) the gain on the sale of the Shares. Any portion of the participant’s gain on the sale of the Shares not taxed as ordinary income will be taxed as a long-term capital gain. If the participant holds the Shares for the Required Holding Period and then sells the Shares at a price less than the purchase price paid for the Shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any Shares held by the participant for the Required Holding Period, regardless of whether the Shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the Shares before the participant has held the Shares for the Required Holding Period. If the participant sells the Shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the fair market value of the Shares on the date on which the participant acquired the Shares and the purchase price paid for the Shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the Shares at a price in excess of the fair market value of the Shares on the purchase date, the participant will realize capital gain in an amount equal to the difference between the selling price of the Shares and the fair market value of the Shares on the purchase date. Alternatively, if the participant makes a Disqualifying Disposition of the Shares at a price less than the fair market value of the Shares on the purchase date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the Shares on the purchase date and the selling price of the Shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by the participant.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE APPROVAL OF THIS RESOLUTION

SECURITY OWNERSHIP OF THE COMPANY’S COMMON SHARES

BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of August 6, 2021, the following persons were beneficial owners of more than 5% of the Company’s common stock. The beneficial ownership information presented is based upon information furnished by each person or contained in publically available filings made with the SEC. The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated. The following table shows the nature and amount of their beneficial ownership. We have determined beneficial ownership in accordance with the rules of the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (6)
Common Stock	Minerva Advisors LLC, and related parties	1,180,231	(1)	7.7%
	50 Monument Road, Suite 201
	Bala Cynwyd, PA 19004
Common Stock	Renaissance Technologies LLC, and related parties	1,169,436	(2)	7.6%
	800 Third Avenue
	New York, NY 10022
Common Stock	Royce & Associates, LP	1,060,244	(3)	6.9%
	745 Fifth Avenue
	New York, NY 10151
Common Stock	Dimensional Fund Advisors LP	954,086	(4)	6.2%
	Building One
	6300 Bee Cave Road
	Austin, TX 78746
Common Stock	The Vanguard Group	808,641	(5)	5.3%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)

Based solely on information contained in a Schedule 13G filed on February 9, 2021, indicating that Minerva Advisors LLC, Minerva Group, LP, Minerva GP, LP, Minerva GP, Inc. and David P. Cohen have sole voting power and sole dispositive power over 933,526 shares; and that Minerva Advisors LLC and David P. Cohen have shared voting power and shared dispositive power over 246,705 shares.

(2)

Based solely on information contained in a Schedule 13G filed February 11, 2021, indicating that Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation have sole voting power over 1,016,225 shares and sole dispositive power over 1,169,436 shares.

(3)	Based solely on information contained in a Schedule 13G filed August 4, 2021, indicating that Royce & Associates LP has sole voting and dispositive power over 1,060,244 shares.

(4)

Based solely on information contained in a Schedule 13G filed February 12, 2021, indicating that Dimensional Fund Advisors LP has sole voting power over 905,284 shares and sole dispositive power over 954,086 shares.

(5)

Based solely on information contained in a Schedule 13G filed February 10, 2021, indicating that The Vanguard Group has shared voting power over 2,786 shares, sole dispositive power over 803,679 shares, and shared dispositive power over 4,962 shares.

(6)	Percent of class ownership is based upon 15,328,030 shares of common stock outstanding as of August 6, 2021.

Security Ownership by Management

The table below sets forth, as of August 6, 2021, the beneficial ownership of the Company’s common stock by (i) each director and nominee for director individually, (ii) each executive officer named in the summary compensation table individually, and (iii) all directors and executive officers of the Company as a group.

Name of Individual or Number in Group	Shares Owned	Shares Beneficially Owned (1)	Total Ownership (2)	Percent of Class (3)
Filip J.L. Gydé	306,604	62,477	369,081	2.4%
James R. Helvey III	144,985	—	144,985	0.9%
David H. Klein	156,653	33,096	189,749	1.2%
Valerie Rahmani	134,408	—	134,408	0.9%
Raj Rajgopal	9,705	—	9,705	0.1%
Kathryn A. Stein	—	—	—	0.0%
Daniel J. Sullivan	351,509	140,000	491,509	3.2%
John M. Laubacker	141,204	66,920	208,124	1.4%
Thomas J. Niehaus	65,313	23,401	88,714	0.6%
Peter P. Radetich	131,614	47,657	179,271	1.2%
Rénald Wauthier	36,492	4,790	41,282	0.3%

All directors and executive officers as a group (11 persons)	1,478,487	378,341	1,856,828	12.1%

(1)	Amounts represent number of shares available to purchase through the exercise of options that were exercisable on or within 60 days after August 6, 2021.

(2)

The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(3)	Percent of class ownership is based upon 15,328,030 shares of common stock outstanding as of August 6, 2021.

The following table sets forth, as of December 31, 2020, certain information related to the Company’s compensation plans under which shares of its common stock are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in column (a)) (c)
Equity compensation plans approved by security holders:
2020 Equity Award Plan	—	—	1,950,000
2010 Equity Award Plan	859,148	$11.73	—
2000 Equity Award Plan	245,300	$5.62	—
1991 Restricted Stock Plan	—	—	19,866
Equity compensation plans not approved by security holders:
None

Total	1,104,448		1,969,866

At December 31, 2020, the Company did not have any outstanding rights or warrants. All outstanding awards are either stock options or restricted stock.

OTHER INFORMATION RELATED TO THE 2021 ANNUAL MEETING

The Board has selected 5:30 p.m., Eastern Time, on August 6, 2021 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. On that date, the Company had 15,328,030 shares of common stock, par value $0.01 per share, outstanding, and 14,851,874 shares of such common stock were entitled to vote. For each of the proposals set forth herein, holders of shares entitled to vote have one vote for each such share of common stock held on the record date. There is no cumulative voting. A list of shareholders entitled to vote at the 2021 Annual Meeting will be available online for examination during the Annual Meeting by any shareholder who is present at the meeting.

Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is timely returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder may revoke a proxy either by executing a subsequently dated proxy or notice of revocation, provided that the subsequent proxy or notice is delivered to the Company prior to the taking of a vote, or by voting in person via the virtual meeting website. If you hold any shares of the Company in the Company’s 401(k) Retirement Plan, you are receiving, or are being provided access to the same proxy materials as any other shareholder of record. If your voting instructions (or any revocation or change of voting instructions) are not received by the trustee of the 401(k) Plan by 9:00 a.m. on September 14, 2021 Eastern Daylight Savings Time any shares you hold in the 401(k) Plan will be voted by the trustee in favor of the nominees for director and in proportion to the manner in which the other Company 401(k) Plan participants vote their shares with respect to the other proposals.

Under the New York Business Corporation Law (“BCL”) and the Company’s Restated By-laws, the presence, in person, including virtually, or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. Once a quorum is established, under the BCL and the Company’s Restated By-laws, the directors standing for election may be elected by a plurality of the votes cast. In plurality voting, the nominee who receives the most votes for his or her election is elected. Proposals 2, 3 and 4 require the approval of a majority of the votes cast. Proposal 2 is an advisory proposal.

If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct your broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker in accordance with the instructions from your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, a broker has no discretion to vote such shares on non-routine matters if the broker has not been furnished with voting instructions by the beneficial owners of such shares. The matters being submitted to shareholders in Proposals 1, 2 and 4 are non-routine matters on which brokers have no authority to vote without instructions from beneficial owners.

With respect to Proposal 1, abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given director nominee. With respect to Proposals 2, 3 and 4, abstentions will not be considered to have voted on the proposal and therefore will have no effect. With respect to Proposals 2 and 4, broker non-votes will not be considered to have voted on the proposal and therefore will have no effect. The proxies will be voted for or against the proposals or as an abstention in accordance with the instructions specified on the proxy form. If proxies are signed and returned, but no instructions are given, proxies will be voted by the designated proxy holders for each of the proposals.

In addition to receiving a paper copy of the proxy materials, we have elected to make the proxy materials available to you on our website at www.ctg.com.

You may vote by completing, signing, dating and returning your proxy card as soon as possible before the meeting. You may also vote by telephone or via the Internet by following the instructions provided on your proxy card or voting instruction. Any shareholder attending the Annual Meeting may vote in person via the virtual meeting website. If you have returned a proxy card or voted on the Internet, you may revoke your prior instructions and cast your vote at the Annual Meeting by following the procedures described in this proxy statement.

The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company’s shares of common stock, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in doing so.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one set of printed proxy materials to any household at which two or more shareholders reside if they appear to be members of the same family or have given their written consent (each shareholder continues to receive a separate proxy card). This process, which is commonly referred to as “householding,” reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one set of our printed proxy materials will be sent to shareholders eligible for householding unless contrary instructions have been provided.

Once you have received notice that your broker or the Company will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate set of our printed proxy materials by sending a written request to Computershare.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of our printed proxy materials, or you and another shareholder sharing the same address wish to participate in householding and prefer to receive one set of our printed proxy materials, please notify your broker if you hold your shares in street name or Computershare if you are a shareholder of record.

SHAREHOLDER PROPOSALS

Our Restated By-laws require shareholders to give the Company advance notice of any proposal to be submitted at an annual meeting of shareholders (see “Procedure for Shareholders to Nominate Directors”). The Restated By-laws prescribe the information to be contained in any such notice. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder in accordance with the procedure set forth below. Subject to the rights of the holders of any class or series of stock having a preference over the Company’s common stock as to dividends or upon liquidation, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company at the principal executive offices of the Company no later than 5:30 p.m., Eastern Time, on a date not later than 90 and not earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the shareholder of record to be timely must be received no earlier than 5:30 p.m., Eastern Time, on the 120th day prior to the date of the annual meeting and no later than 5:30 p.m., Eastern Time, on the later of (1) the 90th day before such annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting of shareholders for which notice has been given, commence a new time period (or extend any time period) for the giving of a notice by a shareholder under the Company’s Restated By-laws. Nothing in the Company’s Restated By-laws shall be deemed to affect any rights of shareholders to request inclusion of non-binding proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or Restated By-laws of the Company, the language of the proposed amendment; (2) a description of all agreements, arrangements and understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and (3) any material interest of any shareholder in such business.

Any such notice shall also set forth as to the shareholder giving the notice and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith (each, a “party”): (1) the name and address of such party; (2) a representation that the shareholder is, as of the date of such notice, a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; (3) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party as of the date of such notice; (4) a description of, as of the date of such notice, any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”), including the class, series and number of shares of the Company subject to such Derivative Instrument, directly or indirectly owned beneficially by each such party, and a description of, as of the date of such notice, any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, including the class, series and number of shares of the Company subject to such opportunity; (5) a description of, as of the date of such notice, any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Company; (6) any short interest or other borrowing arrangement in any security of the Company held by each such party (for purposes of this paragraph, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (7) a description of, as of the date of such notice, any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company; (8) a description of, as of the date of such notice, any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (9) a description of, as of the date of such notice, any performance-related fees (other than an asset-based fee), including the amount thereof, that each such party is directly or indirectly entitled to, based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; (10) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act of 1934, (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (11) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of common stock reasonably believed by such party, as the case may be, to be sufficient under applicable law to approve the proposal. For purposes of these provisions, a person shall be deemed to be “acting in concert” with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making process and (B) at least one additional factor suggests that persons intend to act in parallel, which additional factors may include attending meetings, conducting discussions or making or soliciting invitations to act in parallel.

A shareholder providing notice of a business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for such annual meeting and as of the date that is ten business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not later than 5:30 pm, Eastern Time, on the date five business days after the record date for such annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than 5:30 pm, Eastern Time, on the date five business days prior to the date for such annual meeting, if practicable (or, if not practicable, on the first practicable date prior to such annual meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

The 2022 Annual Meeting of Shareholders is tentatively scheduled for September 15, 2022. For all shareholder proposals made outside of Rule 14a-8 of the Exchange Act and for all shareholder nominations for director, our Restated By-laws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders, which shall include the information required by our Restated By-laws as described above. If the 2021 Annual Meeting is held as currently scheduled, for proposals made outside of Rule 14a-8 and for director nominations to be submitted at the 2021 Annual Meeting, to be timely, shareholders’ notices, including the required information described above, must be given, either by personal delivery or by United States mail, postage prepaid, to and received by the Secretary of the Company by 5:30 p.m., Eastern Time, at Computer Task Group, Incorporated, Attn: Secretary, 300 Corporate Parkway, Suite 214N, Amherst, New York 14226 no earlier than May 19, 2022 and no later than June 18, 2022.

Proposals of shareholders that are intended to be included in the Company’s proxy statement relating to its September 15, 2022 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received at the Company’s principal executive offices at Computer Task Group, Incorporated, Attn: Secretary, 300 Corporate Parkway, Suite 214N, Amherst, New York 14226 no later than April 21, 2022.

Incorporation by Reference

The Compensation Committee Report, the Audit Committee Report, and references to the independence of directors that are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates any such information into a document that is filed.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2021 Annual Meeting of Shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

August 19, 2021

By Order of the Board of Directors

APPENDIX A

COMPUTER TASK GROUP, INCORPORATED

FIRST EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated as of September 16, 2021)

1.

Name and Purpose. The name of the plan is the Computer Task Group, Incorporated First Employee Stock Purchase Plan (the “Plan”). The Plan is intended to provide an opportunity for employees of Computer Task Group, Incorporated (the “Company”) and its subsidiaries (“Subsidiaries”) to purchase shares of common stock of the Company (“Shares”) and thereby provide an incentive for them to remain in the employ of the Company and its Subsidiaries and to give them a proprietary interest in its success. The term “Subsidiary” shall have the meaning set forth in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

2.

Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) who shall not receive any compensation for administering the Plan. The Compensation Committee may from time to time interpret, construe and amend the Plan, adopt rules and regulations relating to its administration and appoint one or more agents to assist in the administration of the Plan. Any interpretation or construction of any provision of the Plan by the Compensation Committee shall be final, conclusive and binding. The Company shall pay all expenses of the administration of the Plan.

3.	Duration of Plan. The Plan shall remain in effect until terminated by the Compensation Committee or as otherwise set forth herein. Each calendar year shall be a Plan Year.

4.

Shares Subject to Plan. The maximum aggregate number of Shares that can be purchased pursuant to the Plan by all employees of the Company and its subsidiaries shall be 165,000, except as adjusted pursuant to Section 15 hereof.

5.

Eligibility. All employees of the Company and its Subsidiaries shall be eligible to participate in the Plan and to purchase Shares as hereafter set forth, except that no employee may participate in the Plan, if immediately after an option is granted to him or her hereunder, he or she would own (as defined in Section 424 of the Code) Shares of the Company (including shares of the Company which he or she may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company. In addition, no employee may participate in the Plan if the option granted to him or her under the Plan would permit him or her to purchase Shares under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Shares (determined at the time the option hereunder is granted) in any Plan Year. For purposes of this paragraph, the rules set forth in Section 423(b)(8)(A), (B) and (C) of the Code shall be applicable.

6.

Purchase of Shares; Grant of Options. Shares shall be purchased under the Plan by the exercise of options granted hereunder. Each employee who participates in the Plan (“Plan Participant”) shall be granted an option on each payday of the Company which shall entitle him or her to purchase Shares under the Plan up to the maximum number of Shares which he or she can purchase with no more than 10% of the total compensation paid to him or her by the Company or any of its Subsidiaries. Such amount shall be proportionately reduced to reflect the employee’s maximum length of service with the Company or any of its subsidiaries in the Plan Year. The options shall be exercisable only in the manner set forth in Section 8 hereof.

7.

Purchase Price. The purchase price for Shares purchased under this Plan shall be the fair market value of the Shares on the last day immediately preceding the payday on which the Shares are purchased (the “Price Date”). The term “fair market value” shall be equal to the regular session closing price for a Share as reported on the primary exchange on which the Shares are listed and traded on the Price Date, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported. In no event shall the purchase price for Shares purchased hereunder be less than the par value thereof.

8.

Exercise of Options. The options granted hereunder shall be exercisable on each payday of the Company or if applicable, the relevant Subsidiary, but only by a payroll deduction authorized pursuant to Section 9 hereof, and only to purchase not more than the maximum number of Shares which, at the purchase price determined in accordance with Section 7 hereof, an employee can purchase pursuant to Section 6 hereof. If on any payday an employee fails to exercise an option, in whole or in part, the unexercised portion of the option shall lapse and cannot thereafter be exercised.

9.

Commencement of Participation in the Plan. An employee may commence participation in the Plan at any time by completing and filing with the Company a “Payroll Deduction Authorization Form” authorizing payroll deductions from his or her pay. An employee who has withdrawn from the Plan may recommence participation in the Plan at any time by completing and filing a form with the Company. Participation in the Plan shall commence or recommence, as the case may be, on the first payday following receipt of a properly completed form by the Company’s Benefits Department in Amherst, New York or, in the case of a Subsidiary, at the applicable Benefits Department.

10.

Employee Accounts and Payroll Deductions. The Company shall maintain for each Plan Participant a separate bookkeeping account (“Account”) to which shall be credited all payroll deductions made for him or her and from which shall be deducted amounts used to purchase Shares hereunder.

On each payday a payroll deduction in the amount specified in the most recent Payroll Deduction Authorization Form filed with the Company or any of its Subsidiaries shall be made and the amount thereof shall be credited to the Plan Participant’s Account. All amounts in the Account shall then be used to purchase the maximum number of whole Shares which can be purchased at the purchase price determined in accordance with Section 7 hereof. Any amounts remaining in the Account shall be held by the Company without payment of interest thereon until the next payday and shall then be used to purchase additional whole Shares.

A Plan Participant may change the amount of his or her payroll deduction (subject always to the limitation set forth in this Plan) by completing and filing with the Company or the relevant Subsidiary a new Payroll Deduction Authorization Form with the Company’s Benefits Department in Amherst, New York or the relevant benefits department of a Subsidiary.

11.

Withdrawal from the Plan; Termination of Participation in the Plan. A Plan Participant may withdraw from the Plan at any time and for any reason by delivering a written notification of withdrawal to the Company or the relevant Subsidiary. Any withdrawal shall become effective immediately upon receipt of the written notification by the Company’s Benefits Department in Amherst, New York or the relevant benefits department of a Subsidiary.

A Plan Participant’s participation in the Plan shall automatically terminate upon his or her ceasing to be an employee of the Company or Subsidiary for any reason. An employee who has withdrawn from the Plan may recommence participation in the Plan by completing and filing with the Company or the relevant Subsidiary a new Payroll Deduction Authorization Form.

Upon withdrawal or termination, all amounts and Shares held by the Company or a Subsidiary, if applicable, in the Account of an employee shall be returned to him or her or to his or her estate, if requested.

12.	Nontransferability. The options granted hereunder may not be assigned, transferred or hypothecated and are exercisable only by the Plan Participant.

13.

Rights as a Shareholder. A Plan Participant shall have all the rights and privileges of a shareholder of the Company with respect to Shares purchased pursuant to the Plan (to the extent permitted by applicable law) on the date the Shares are purchased.

14.

Reports; Issuance of Shares. Within 30 days of the last business day of June, September, December and March, a report as to the status of each Plan Participant’s Account representing the Shares which he or she purchased in the first, second, third and fourth calendar quarters will be sent to him or her. Shares issued hereunder shall be in the name of the Plan Participant.

15.

Adjustments. If there is any change in the outstanding Shares of the Company as a result of a stock dividend, stock split or combination of Shares or any other change, or exchange for other securities, by reclassification, reorganization, redesignation, merger, consolidation, or recapitalization or otherwise, the Compensation Committee may make appropriate adjustments in the number, kind, and prices per share of Shares subject to outstanding options in order to preserve the relative benefits to optionees.

16.

Amendment to the Plan. The Compensation Committee may amend the Plan at any time in its sole discretion; provided, however, that without shareholder approval, the Plan may not be amended; (a) to materially increase the number of Shares which may be purchased pursuant to the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Participants under the Plan; or (d) if the effect of the amendment is to cause the Plan to no longer be qualified as an “employee stock purchase plan” under Section 423 of the Code.

17.

Termination of the Plan. The Plan may be terminated by the Compensation Committee at any time in its sole discretion and shall terminate automatically, without Compensation Committee action: (i) whenever a required registration statement under the Securities Act of 1933, as amended, is not in effect with respect to the Shares offered pursuant to the Plan or (ii) whenever the maximum number of Shares which may be purchased pursuant to the Plan have been purchased.

APPENDIX B

COMPUTER TASK GROUP, INCORPORATED

NON-GAAP MEASURES

Reconciliation of GAAP to Non-GAAP Information

The Company has referenced non-GAAP information in this Proxy Statement. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, non-GAAP financial measures are used by management for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this shareholder letter should be carefully evaluated.

The non-GAAP information below excludes costs associated with severance and certain acquisition-related expenses. The acquisition-related expenses consist of due diligence costs, amortization of intangible assets, and changes in the value of earn-out payments upon the achievement of certain financial targets from the Company’s recent acquisitions.

The reconciliation of GAAP to non-GAAP operating income by year is as follows:

	For the Year Ended
(in millions)	Dec. 2019	Dec. 2020
GAAP Operating Income	$6.9	$9.1
Acquisition-related expenses	2.3	1.6
Severance	—	0.6

Non-GAAP Operating Income	$9.2	$11.3

The reconciliation of GAAP to non-GAAP diluted earnings per share (“EPS”) by year is as follows:

	For the Year Ended
	Dec. 2019	Dec. 2020
GAAP Diluted EPS**	$0.29	$0.53
Acquisition-related expenses	0.11	0.07
Severance	—	0.02
Gain on sale of building	—	(0.03)
Non-taxable life insurance gain	—	(0.07)

Non-GAAP Diluted EPS**	$0.40	$0.52

**	GAAP and non-GAAP diluted EPS in 2020 includes a $0.08 tax benefit from a change in legislation

B-1

002CSNC204        Proxy Statement/Notice of Meeting

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters - here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted by 401(k) participants must be received by 9 AM EDT on Tuesday, September 14, 2021.

Online Go to www.investorvote.com/ctg or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ctg

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board recommends a vote FOR all nominees, and FOR Proposals 2, 3 and 4.

1. Election of Directors:
	For	Withhold		For	Withhold		For	Withhold
01 - Raj Rajgopal (Class III)	☐	☐	02 - Filip Gydé (Class III)	☐	☐	03 - Katie Stein (Class II)	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers.	☐	☐	☐	3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm for the 2021 fiscal year.	☐	☐	☐

4. To approve and ratify an Amendment and Restatement to the Company’s First Employee Stock Purchase Plan.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

                                 03HU5D

The 2021 Annual Meeting of Shareholders of Computer Task Group, Incorporated will be held on

September 16, 2021 at 1:00 p.m. EDT, virtually via the Internet at meetings.computershare.com/MTDVHS2.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

To vote during the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2021 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James R. Helvey III and David H. Klein and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the “Company”) which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company’s 401(K) Profit Sharing Retirement Plan (the “Plan”) to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held on Thursday, September 16, 2021 at 1:00 p.m. EDT or at any adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.